COLLECTIVE AGREEMENT

                                     between

                            PRUDENTIAL STEEL LTD. and

                        or their successors and/or their
                         assigns, hereinafter called the
                          "Company", OF THE FIRST PART

                                       and

                         UNITED STEELWORKERS OF AMERICA
                                   LOCAL 7226
                             hereinafter called the "Union",
                               OF THE SECOND PART

                                   EFFECTIVE:

                                                   From January 1, 2001
                                                   To December  31, 2003

                          T A B L E O F C O N T E N T S

Article                                                                Page

1       Purpose of Agreement                                             1
2       Union Recognition                                                1
2.04    Contracting out                                                  1
3       No Discrimination                                                2
4       Management                                                       2
5       Union Security                                                   3
6       Grievances                                                       3
7       Arbitration                                                      5
8       Discharge and Disciplinary Procedure                             6
9       Seniority                                                        7
9.02    Probationary Period                                              7
9.03    Seniority Retention and Accumulation                             8
9.04    Loss of Seniority                                                8
9.05    Seniority List                                                   9
9.06    Transfer to Jobs Outside of Bargaining Unit                      9
9.07    Job Postings                                                     10
9.09    Recall Procedure                                                 12
9.10    Temporary Transfer                                               12
9.11    Lines of Progression                                             13
10      Lay-off                                                          13
10.01   Lay-off Status Defined                                           13
10.02   Lay-off Notice                                                   13
11      Leave of Absence                                                 15
11.04   Leave to Attend Union Business                                   15
11.05   Leave for Union Employment                                       15
11.06   Failure to Return from Leave                                     16
12      Safety and Health                                                16
13      Handicapped Employees                                            17
14      Union Representatives                                            18
15      Established Practices                                            18
16      Bulletin Boards                                                  18
17      Committeemen and Stewards                                        18
18      Hours of Work                                                    19
18.01   Definition of Day and Work Day                                   19
18.02   Purpose of Defining Work Day and Work Week                       19
18.03   Definition of Work Week                                          19
18.04   Shift and Work Schedules                                         19
18.05   Definition of Shifts                                             20
18.06   Shift Premiums                                                   20
18.07   Lunch Periods                                                    20
19      Overtime                                                         20
19.02   Hours Worked in Excess                                           20
19.03   Hours Worked on Saturday                                         21
19.04   Hours Worked on Sunday                                           21
19.05   Exceptions to Daily Overtime                                     21
19.06   Lunch Periods                                                    21
19.07   Overtime Lunches                                                 21
19.08   Notice of Overtime                                               22
20      Statutory Holidays                                               23
20.02   Holiday Pay Allowance                                            23
20.03   Pay for Work on Holidays                                         24
21      Wages                                                            24
21.03   Standard Hourly Wage Scale                                       25
21.09   Out of Line Differentials                                        27
21.17   Temporary Transfer                                               28
21.18   Trade or Craft and Assigned Maintenance Convention               28
21.19   Incentives                                                       28
21.20   General                                                          29
21.22   Leave of Absence for Union C.W.S. Committee                      29
21.23   Pay Days                                                         29
21.24   Reporting Pay                                                    29
21.25   Call Out Pay                                                     30
21.26   Pay for Jury Service                                             30
21.27   Pay on Day of Injury                                             30
21.28   Bereavement Pay                                                  30
21.29   Elimination of Bargaining Unit Jobs                              31
22      Vacations                                                        31
22.01   Vacation Year                                                    31
22.02   Length of Vacation                                               32
22.03   Vacation Pay                                                     32
22.07   Vacation Schedules                                               35
22.08   Christmas Shutdown                                               36
23      Insurance Benefit Program                                        36
23.01   Benefits                                                         36
23.02   Pension Plan                                                     36
24      Appendices                                                       37
25      Copies of Agreement                                              38
25.02   Letters of Understanding and Agreement                           38
26      Duration of Agreement                                            38

Appendices                                                              Page

Appendix (A)        Cooperative Wage Study                               40
Appendix (B)        Learner Period Classification Analysis               40
Appendix (C)        Schedule of Classifications                          41
Appendix (D)        Hours of Work Schedule                               44
Appendix (E)        Insurance Benefit Program                            49
Appendix (F)        Tradesmen's Tools                                    61
Appendix (G)        Protective Clothing                                  61
Appendix (H)        Lockers                                              62
Appendix (I)        Pension Plan                                         63
Appendix (J)        Lines of Progression                                 67
Appendix (K)        Supplementary Unemployment Benefit                   71

                    Letters of Understanding

                    Initiation Fee                                       89
                    Pay for Union Business                               90
                    Education Fund                                       91
                    Day Shift for Union President                        92
                    Humanities Fund                                      93
                    Steelworkers' Savings Plan                           94
                    Severance Adjustment Allowance                       95
                    Group Leader Positions                               97
                    Crew Movement - Oil Country                          99
                    Safety Equipment Trust Fund                          102
                    Safety Monitoring                                    104
                    Apprentice Training Agreement                        105
                    Employee Empowerment                                 122
                    Shift Leaders                                        125
                    Profit Sharing                                       126
                    Post Retirement Benefit Fund                         127
                    Premium Threading                                    128

ARTICLE 1 - PURPOSE OF AGREEMENT

1.01 Whereas the parties agree that it is mutually beneficial and desirable to arrange and maintain fair and equitable earnings, labour standards, wage rates and working conditions to obtain efficient operations, to protect the safety and health of employees and to provide machinery for the adjustment of disputes which may arise between the parties hereto. THEREFORE, the Company and the Union agree as follows:

ARTICLE 2 - UNION RECOGNITION

2.01 The Company recognizes the Union as a sole and exclusive bargaining agent for: all employees of the Company at its Calgary operations excepting office, clerical and technical staff, plant security officers, office janitors, foremen and supervisors with authority to hire and/or fire.

2.02 The terms and conditions set forth in this Agreement shall have full force and effect for all employees in the Bargaining Unit, as described in
     Article 2.01.

2.03 (a) Persons whose regular jobs are not in the Bargaining Unit shall not work on any jobs which are included in the Bargaining Unit except for the purposes of instructions, experimenting, in emergencies when Bargaining Unit employees are not available.

     (b) Emergencies when Bargaining Unit employees are not available,  shall be
     meant  to  include   manpower   shortages  due  to  lateness  and
     unauthorized absenteeism. The Company will make every effort to place a suitable Bargaining Unit employee in that position as soon as possible.

Contracting Out

2.04 (a) Whenever practicable, the Company will not contract out work normally performed by members of the Bargaining Unit for which qualified employees are available.

     (b) In the application of Article 2.04 (a), the Company and the Union recognize the need to work toward the efficient utilization of Bargaining Unit employees so as to minimize the requirement to contract out work and as such the following has been agreed to: A Contracting Out Committee will be established, consisting of up to three (3) representatives of the Company and three (3) representatives appointed by the Union. This Committee shall meet on the 2nd Tuesday of January, April, June and September, or as may be mutually agreed. All information will be disclosed by the Company to enable this Committee to make the necessary recommendations as to which work will be contracted out and which work will be performed by Bargaining Unit employees. Any and all information supplied shall be kept in the strictest confidence. Where agreement cannot be reached by this Committee the Union may file a grievance of a general nature at Step 3 of the Grievance Procedure.

     (c) When the Company feels it is necessary because of equipment, knowledge, skill or time considerations to have other companies perform such work, it shall be in accordance with, and subject to, conditions set out in Article
     2.04 (a) and (b).


ARTICLE 3 - NO DISCRIMINATION OR HARASSMENT

3.01 The Company and the Union agree that there will be no discrimination against any employee because of race, creed, colour, sex, national origin, union membership or union activity, or any other grounds covered by applicable legislation.

3.02 The Company and the Union agree there will be no harassment of an employee for any reason.


ARTICLE 4 - MANAGEMENT

4.01 The Union recognizes that it is the function of Management to manage the affairs of the business, and to direct the working forces of the Company subject to the terms of this Agreement.

4.02 Such Management function shall be:

     (a) To determine the products and schedules of production, the locations of production, and the methods and sequence of manufacturing processes.

     (b) To maintain discipline of employees including the right to make reasonable rules and regulations, provided, however, that any dispute as to the reasonableness of such rules and regulations or any dispute involving claims of discrimination against any employee in the application of such rules and regulations shall be subject to the grievance procedure of this Agreement.

     (c) To discharge, suspend or discipline employees for just and reasonable cause, and also hire, transfer, promote, demote and to assign employees to shifts with due regard to seniority in Article 9 of this contract.

4.03 The Company shall not direct the working forces in a discriminatory manner.


ARTICLE 5 - UNION SECURITY

5.01 Effective upon date of hiring, all employees within the Collective Bargaining Unit covered by the Agreement shall become members and maintain membership in the Union, as a condition of employment.

5.02 The Company shall deduct from the wages of each employee in the Bargaining Unit, union dues, initiation fees and assessments in the amount certified by the Union to the Company to be currently in effect according to the Union constitution. The total amount so deducted with an itemized statement of same, in duplicate, shall be forwarded to the Union prior to the end of the month in which said deductions are made in the manner provided for in
     Section 5.04 hereof.

5.03 Union members are to be supplied with union deduction totals for income tax purposes. The Company agrees to show on employees T4 slips the total union deductions for the previous taxation year.

5.04 Cheques shall be made payable to the United Steelworkers of America. Until further notice from the Union, all cheques shall be forwarded to the United Steelworkers of America at the following address:

                             INTERNATIONAL TREASURER
                         UNITED STEELWORKERS OF AMERICA
                           P.O. BOX 1400, STATION "A"
                           VANCOUVER, BRITISH COLUMBIA
                                     V6C 2P7

              and made payable as aforesaid.

5.05 The Company agrees to have all present and future employees covered by this Agreement, as a condition of continued employment, sign an agreement authorizing the Company to implement the provisions of this Article, and the Union agrees to indemnify the Company, and hold it harmless against any claim which may arise in complying with the provisions of this Article.


ARTICLE 6 - GRIEVANCES

6.01 The purpose of this Article is to establish procedures for discussion, processing and settlement of grievances, as defined in Section 6.02 of this Article.

6.02 "Grievance" as used in this Agreement is a complaint or request involving any matter relating to wages, hours or working conditions, including any question of interpretation or application of, or compliance with, the provisions of this Agreement, and shall only relate to or concern any grievance which has arisen or arises subsequent to the date of this Agreement.

6.03 Union Officers, Stewards and Committeemen, with the approval of their immediate supervisor, shall be permitted to leave their jobs to investigate and adjust grievances and to attend to their duties under this Agreement.

6.04 Any grievance must be presented within ten (10) working days of its occurrence or otherwise it shall not be considered. In the case of a grievance concerning wages, the ten (10) working day period shall date from the date on which the employee receives his pay cheque.

6.05 The grievance committeeman with or without the aggrieved employee may Step 1 present the grievance to the employee's immediate salaried supervisor. The supervisor shall make his reply verbally or in writing within two (2) days of receipt of the grievance.

6.05 Should the grievance committeeman or the employee be dissatisfied with the Step 2 Company disposition of such complaint or request, he may refer such matter on a written form to management within three (3) further working days. Management shall answer the grievance in writing within three (3) working days or a time mutually agreed upon.

6.05 If no settlement is reached in Step Two (2), the grievance committee and Step 3 representatives of management will meet within seven (7) working days to discuss the complaint. The Union's representative may be in attendance at this meeting. If the grievance is not then settled, then at the request of either party to this Agreement the grievance may be referred to arbitration. If notice of arbitration is not given within a further twenty (20) calendar days, unless further time is mutually agreed upon, the grievance will be deemed to have been settled.

6.06 The Union and the Company shall have the right to initiate a group grievance or a grievance of a general nature, at Step Three (3) of the grievance procedure.

6.07 If the Union  does not  advance a  grievance  from Step One (1) to Step Two
     (2), or from Step Two (2) to Step Three (3) with-in the agreed time limit, the grievance shall be considered withdrawn. Failure of the Company to reply to the grievance at any step shall automatically advance the grievance to the next step.

ARTICLE 7 - ARBITRATION

7.01 Whenever pursuant to the provisions of this Agreement a reference to arbitration is involved, the Company or the Union shall, within twenty (20) days following receipt of a decision in step (3) notify the other party, in writing, of intent to arbitrate. This notice shall:

     (a) state the matter at issue and in what respect the agreement has been violated or misinterpreted by reference to the specific clause or clauses relied upon. Notwithstanding the above, the board may take into consideration all matters, clauses and evidence which in its opinion has a bearing on the grievance or question referred to arbitration, and

     (b) state the nature of the relief or remedy sought.

7.02 (a) Single Arbitrator

     The Company and the Union agree that the following persons constitute the panel of arbitrators from which will be selected a single arbitrator for each grievance requiring arbitration under this Agreement:

        1. Gerald Hawco
        2. Tom Joliffe
        3. Allan Beatty
        4. Alex Trawick

      (b)   Selection of Arbitrator

     The method of selecting a single arbitrator shall be by rotation, starting with the order of the names listed above. If the arbitrator so selected is unable to act, then the arbitrator next on the list of names shall be selected. Unless otherwise agreed to, a single arbitrator will be appointed for each grievance or group grievance. No member of the panel of arbitrators may be removed from the panel unless it is mutually agreed upon by the Company and the Union. If a member of the panel is unable to continue to act as an arbitrator, a new member may be appointed; the appointment is to be mutually agreed upon by the Company and the Union.

7.03 At any stage of the grievance procedure including arbitration the confer ring parties may have the assistance of the employee or employees concerned and any necessary witnesses, and all reasonable arrangement will be made to permit the conferring parties to have access to the plant and to view disputed operations.

7.04 The arbitrator shall have power to deal with matters involving the interpretation, application or alleged violation of this Agreement and shall not rule on any other matter nor shall they have the right to alter, amend, set aside, add to or delete from any one of the provisions herein contained, nor to render any decision which is inconsistent with the provisions of this Agreement or the Statutes of Alberta.

7.05 All time limits specified in Articles 6 and 7 shall be deemed to be exclusive of Saturdays, Sundays and Company recognized holidays and may be extended by mutual consent of the parties or by the Arbitrator.

7.06 Each of the parties concerned shall pay its own costs and the fees and expenses of witnesses called by it and its representatives. The fees and expenses of the Arbitrator, stenographic assistance and rents shall be shared equally between the parties.

7.07 The parties agree to abide by the provisions of Articles 6 and 7 as the only means of resolving any difference which may arise during the term of this Agreement, and all employees shall continue to work as usual and the Company shall continue its normal operating practices.


ARTICLE 8 - DISCHARGE AND DISCIPLINARY PROCEDURE

8.01 Management shall not take  disciplinary  action  without first warning the
     employee, unless  the  circumstances   justify  immediate  suspension  or
     discharge. In the event of a claim that an employee has been discharged or suspended unjustly or unreasonably, the grievance shall be filed at Step Three(3)of the grievance procedure within five (5) working days.

8.02 (a) Warnings shall be given in writing to the employee and a copy shall be sent by mail to the Union. The Company and the Union agree that disciplinary penalties shall not be imposed unreasonably or unjustly. In cases where justified penalties and warnings (excluding dismissals) have been given to an employee, it is understood and agreed that if an employee is not given a justified penalty and/or warning within a continuous period of twelve (12) months, his employment record shall be cleared of any deficiencies, and shall not be used against the employee thereafter.

     (b) An employee who the Company intends to suspend shall be retained at or returned to active work until any grievance contesting such suspension is finally resolved through the grievance procedure.

8.03 If it is determined or agreed at any steps in the grievance procedure or decided by an arbitrator that an employee has been disciplined or discharged unjustly, the Management shall put him back on his job with no loss of seniority, and they shall pay the employee the amount he would have earned had he been working or by any other arrangement as to compensation, which is just and equitable in the opinion of the parties or in the opinion of the arbitrator if the matter is referred to such an arbitrator.

8.04 Any employee who is discharged, laid off or leaves of his own accord shall be paid all wages due him on the pay day when such wages would normally be due and payable, unless otherwise mutually agreed between the Company and the Union.

8.05 No employee shall be subject to any disciplinary action by a foreman or supervisor without having a Union representative present, where such action is to be part of an employee's record.

8.06 The Union shall be immediately notified, in writing, as to reasons for the dismissal of any member of the Bargaining Unit.

ARTICLE 9 - SENIORITY

9.01 (a) The parties recognize that job opportunity and seniority shall increase in proportion to length of service. It is, therefore, agreed that in all cases of vacancy, promotion, transfer, lay-off, termination and rehiring after lay-off or termination, senior employees shall be entitled to preference.

     (b) In recognition, however, of the responsibility of Management for the efficient operation of the plant, it is understood and agreed that in all such cases, Management shall have the right to pass over any employee, if it is able to establish with the employee and the Union, that he does not have the ability or the physical fitness to perform the work with due regard to Article 6 of this Agreement.

9.02 PROBATIONARY PERIOD - A new employee shall be on probation for a period of six (6) calendar months. Upon completion of the probationary period, an employee shall acquire seniority status, and shall be credited with service from his original hiring date. A probationary employee laid off for lack of work shall, if rehired within a twelve (12) month period, be credited with time worked prior to lay-off as a probationary employee.

     Article 6 shall not apply to probationary employees, except in cases involving discrimination.

9.03 SENIORITY RETENTION AND ACCUMULATION - Seniority shall be retained and shall accumulate during:

     (a) absence from work due to an injury or sickness covered by the Workers' Compensation Act until certified by the Compensation Board as being able to return to work in the Bargaining Unit, subject to 9.04(f) below;

     (b) authorized leave of absence;

     (c) lay-off subject to Section 9.04(d);

     (d) absence from work due to medically certified illness or injury, subject to 9.04(f) below;

     (e) while serving in the Armed Forces during period of national emergency;

     (f) while serving in the Armed Force reserve for periods of up to one year.

9.04 LOSS OF SENIORITY - An employee shall lose his seniority standing and his name shall be removed from all seniority lists for any one of the following reasons:

     (a) If an employee quits;

     (b) If the employee is discharged for proper cause, and is not reinstated in accordance with the provisions of this Agreement;

     (c) If the employee is laid off and fails to notify the Company within five
     (5) working days of his intention as to whether he intends to return to work or not, after having been notified to do so by the Company by registered mail to his last known address, and fails to return to work in ten (10) working days after receipt of the registered notice, as stated above; copy of such notice to be sent to the Union. Exceptions to this rule will be extenuating circumstances.

     It is the responsibility of laid off employees to keep the Company informed of their addresses and telephone numbers.

     (d) on the date on which the above registered letter has been returned to the Company from the post office.

     (e) If he has been on lay-off because of lack of work for a period equal to his time of seniority or twenty-four (24) months, whichever is greater;

     (f) employees who have ceased to receive Disability Benefits from either the Workers Compensation Board or the Short or Long Term Disability Benefits, under this Collective Agreement, and are unable to return to active employment in the Company for medical reasons, or, who have completed job retraining from the Worker's Compensation Board shall not accumulate further seniority from the date of such discontinuation of benefits. Employees who are not accumulating seniority under this article shall not be eligible for further benefits under this Collective Agreement (including pension and insurance benefit program) until such time as they are medically fit to return to active employment in the Company.

9.05 SENIORITY LIST - The Company shall prepare a plant-wide seniority list and present same to the Union within thirty (30) days of the signing of this Agreement. Said lists shall commence with the employee with most seniority, carry on downward to the employee with least seniority, and contain the following information:

     (a) employee's starting date;

     (b) employee's name and clock number.

     Additional revised lists will be furnished to the Union as requested from time to time, and within ten (10) days of said request. The Union agrees not to make such requests more frequently than once every two (2) months. Seniority lists shall include all Bargaining Unit employees on the payroll at the time such seniority list is prepared.

     The Company shall also prepare a maintenance department seniority list that shall include all tradesmen and apprentices, and the starting date on such seniority list shall be the date upon which the employee enters the maintenance department.

     Employees having the same starting date, on either the plant-wide seniority list or the maintenance department seniority list shall appear and receive preference in alphabetical order.

9.06 TRANSFER TO JOBS OUTSIDE OF BARGAINING UNIT -

9.06(a) Employees who are transferred through the Bargaining Unit to any other part of the Company's service shall hold and continue to accumulate seniority in the Bargaining Unit for a period of twelve (12) months, during which period the Company may elect to return the employee to his former position in the Bargaining Unit, or the employee may opt to return to the position he formerly held in the Bargaining Unit.

9.06(b) Article 9.06 (a) shall apply provided that:

     1. They have completed their probationary period as regular employees in the Bargaining Unit, and

     2. They exercise their seniority rights or signify their intentions to do so upon the termination of their jobs outside the Bargaining Unit.

     3. They pay all dues accrued during the transfer period outside of the Bargaining Unit.

     4. All back dues will be calculated and paid to the Union through payroll deduction by the Company.

9.07 JOB POSTING - When preferential jobs (jobs that are normally a one shift operation), or jobs above Job Class 4 are available, the following procedures will govern the assignment of employees to these jobs:

     (a) Job vacancy notices will be posted, within five (5) working days, on the bulletin board for three (3) full working days, but not longer than four (4) working days. The job requirements and qualifications shall be listed on the job vacancy notices.

     The name of the successful bidder will be posted after three (3) days of removal of notice from the bulletin board unless this time is extended by mutual agreement.

     (b) Applications will be made to the Management on a form supplied by the Company.

     (c) Any grievance concerning assignments made under job posting must be filed within five (5) working days after the assignments are posted.

     (d) Probationary employees shall be eligible to bid for posted job vacancies, but the Company may assign such employees to any vacancies, if the jobs cannot be filled by the bidding procedures.

     (e) A job vacancy need not be posted a second time within thirty (30) days, if there are enough suitable applicants from the first posting to fill the vacancy or vacancies.

     (f) An employee may apply for a lower paid job in any department, or for a job at equal pay in a different department after four (4) working months in his current job.

     (g) If an employee has been a successful bidder under the job posting provision, then he may be ruled ineligible during his next three (3) working months for a job less than two (2) job classes higher than his classification at the time.

     (h) In cases of job vacancies not being posted, information will be supplied to the Union upon request. Employees who are absent, while the job is up, can have one of the Union executive committee members sign his name and the member of the Union executive must place his initials against the name of the employee. The absent employee must request this for each job bid from one of the executive committee members.

     (i) In the event that an employee selected for the job proves to be unsuitable for the position, he shall revert to his former position and status in accordance to seniority.

     (j) In the event that a foreman wishes to discuss with an employee his suitability for a posted job, the employee may be accompanied by a Union committee member.

     (k) The Company shall provide the Union with a list of jobs that each employee has held, or is deemed to have held, under the job posting provision. This list shall be updated bi-yearly.

     (l) All requests by employees to be taken off a bid job must be in writing and shall include an explanation for such request. Such requests shall not be unreasonably denied.

     (m) After five (5) days of holding a job bid, the successful bidder will receive that rate of pay or his previous rate of pay, whichever is greater.

     (n) The successful bidder must be on the job within ten (10) days of being notified as the successful bidder.

     (o) For tradesmen or apprentices bidding on a job posting, other than Maintenance department job bids which shall be determined by Maintenance department seniority, their plant seniority shall be the seniority used to determine their eligibility on any such job vacancy.

     (p) Employees requesting a transfer, in the same job classification, between plants when one plant is on a two shift operation and the other plant is on a three shift operation, shall be granted such transfer request with due regard to seniority. An employee shall not make such request more often than once every three months.

9.08 If a temporary shortage of work occurs for a period of five (5) working days or less, employees affected shall have the option, upon the commencement of their next regularly scheduled shift, of accepting the lay-off or filling non-bid jobs in the labour pool, and retaining their rates of pay.

     (a) Filling non-bid jobs in the labour pool shall be subject to seniority regulations in the bumping procedure.

9.09 RECALL PROCEDURE - In the case of recall of employees on lay-off status, the following procedure shall apply:

     (a) Senior employees who decline recall to work which they are informed is temporary, and of limited duration, shall not thereby forfeit their seniority. They shall not be eligible to displace junior employees during the estimated period of employment for which they declined recall, and they shall not be eligible for further temporary recall as above until they notify the Manager, Human Resources of their subsequent availability for work.

     (b) The Union shall be supplied with a list of those employees who the Company has been unable to contact, or who have refused, for a temporary recall. The Company and the Union shall coordinate their efforts to contact those employees.

9.10 TEMPORARY TRANSFER

     (a) Temporary transfers can be made to jobs under this Collective Agreement for a maximum of forty-five (45) calendar days to enable the Company to meet operational requirements, or to hire and/or train employees and pending assignments made under job posting providing that temporary transfers will not be used to deny senior employees the right to fill jobs under the job posting provision. Senior employees shall be entitled to the right of refusal or acceptance of such temporary transfers.

     (b) Temporary transfers of ten (10) working days or less can be made without regard to seniority regulations in Article (a) above, but not on a continuing basis. When there is a known vacancy, of one scheduled week or more, senior employees will be used whenever possible. If the senior employee is not used, he shall receive the higher of the two rates of pay.

     (c) The Company shall maintain a list of all employees who are on temporary transfer. Such list shall be made available for review by the Union at any time.

     (d) When an employee is off work due to illness or accident for more than forty-five (45) days, his job will then be put up for temporary bid. Upon returning from accident or illness, the individual will retain his job and bump out the temporary bidder even if the temporary bidder is senior. However, the temporary bidder shall hold recall rights to the position.


9.11 LINES OF PROGRESSION -

     (a) The lines of progression shall be set forth in this Agreement, subject to any subsequent changes agreed upon between the Company and the Union. Such changes to be in writing and signed by both parties. Any new job established in the line of progression shall become part of the line of progression.

     (b) General Terms

     1. Plant seniority will be the seniority considered for applications for bidding into a line of progression. To move up the line of progression, an employee must have held the next lowest job listed in that line of progression for a length of time, as defined in such line of progression.

     2. Employees can bid out of the line of progression at any time.

     3. All present employees who have in the past, bid and received any job listed in the line of progression, will be given credit and will be able to bid into the next higher job.

                       See pages 67 - 70 inclusive.


ARTICLE 10 - Lay-off

10.01Lay-off STATUS DEFINED - Lay-off status under this Agreement provides an employee with the right to be recalled to work in accordance with Article 9.

     For the purpose of this Agreement, "lay-off" means temporary dispensation with the services of an employee for a period exceeding five (5) working days in any one (1) calendar month.

10.02 Lay-off Notice

     (a) Employees laid off because of lack of work, except for breakdowns or reasons outside the control of the Company, shall be given five (5) working days of notice. However, this five (5) day notice of lay-off shall not apply to probationary employees, nor shall it apply to other employees during the first five (5) consecutive regular working days of recall to work on a day-to-day basis. Employees who are given five (5) days of notice of lay-off under this Section, and who are then placed on a day-to-day employment basis which continues without lay-off for five (5) consecutive regular working days shall again become entitled to the five (5) day notice of lay-off, as provided in the first sentence herein.

     (b)  Employees  with one (1) or more years of seniority  shall be given ten
     (10) working days notice of lay-off.

10.03A senior employee shall have the right to displace a junior employee provided that:

     (a) The senior employee has held that job by bid or is considered to have held the job by bid.

     (b) The senior employee may bump only into their most recent job on which they were the successful bidder, or they may elect to bypass such a job and bump into the next most recent job that he has held by bid, regardless of the job class of such a job.

     (c) An employee who does not have the seniority to hold a bid job as a result of lay-off may bump into the labour pool, providing he has the seniority to do so.

     (d) The procedure for recall to bid jobs shall be in reverse order of the job bumping procedure.

     (e) If any employee elects to bypass any job, he shall forfeit his recall rights to any such job.

     (f) In the event an employee who has bumped into a former position proves to be unsuitable for the position, he shall revert to his next former position and/or status.

     (g) Maintenance department seniority shall determine who bumps out of the maintenance department during a reduction in work. The employee's plant seniority shall determine his bumping rights to any former positions. (Subject to Article 3.04 of the Apprenticeship Agreement).


ARTICLE 11 - LEAVE OF ABSENCE

11.01Personal Reasons - An employee will be allowed a thirty (30) day leave of absence without pay for personal reasons, if:

     (a) he requests it from Management in writing;

     (b) the leave is for a good reason, and does not interfere with operations, except in emergency situations when leave shall be granted regardless.

     (c) In the event that an employee is accused of an offence which requires a court appearance, he shall be entitled to a leave of absence without pay to attend court.

     (d) In the event that the employee is incarcerated while awaiting a court appearance, and is subsequently found not guilty, the employee shall be granted a retroactive leave of absence for such period of time.

11.02A leave of absence will be extended for additional thirty (30) day periods if there is a good reason, and Management and Union mutually agree. The employee must request the extension in writing before his thirty (30) day leave is up.

11.03(a) All requests for leave of absence, of five (5) days or less, under this Article will be reviewed by Company representatives. The Union will be notified of all leaves granted under this paragraph.

     (b) All requests for leave of absence, of over five (5) days, under this Article will be reviewed by a Company-Union Committee before the request is authorized or denied. This committee shall be composed of up to three (3) Union and three (3) Company representatives.

11.04Leave to Attend Union Business - An employee who has been elected or appointed by the Union to attend Union business shall be granted a leave of absence without pay for this purpose. The Union will inform the Company of the names of the delegates at least three (3) working days in advance. Alternate delegates will be selected in the event of sickness or to meet work requirements.

11.05Leave for Union Employment - The Company shall grant an employee a leave of absence for one (1) year to work in an official capacity for the local or international Union. This leave may be extended for one (1) additional year by mutual agreement between the Company and Union. There shall be a limit of one (1) person on such leave at one (1) time. The employee must request the leave in writing and the Union must approve it.

11.06Failure to Return from Leave - Any leave of absence will be in writing and no such leave will affect any employee's seniority rights when used for the purpose granted provided he shall return to work at the expiration of such leave. Any employee who fails to report for work upon expiration of his leave of absence or any extension thereof shall be deemed to have voluntarily ceased employment with the Company (except by reasons of force majeure).

11.07(a) The Company shall compensate employees on the Negotiating Committee at their standard hourly rate for time spent in negotiation meetings with the Company during regular day shift hours that they would otherwise have worked.

     1. When meeting with Company for 2 hours or more, payment of a full day's pay.

     2. When meeting as a sub committee, payment of a full day's pay.

     3. When Company requests member not return to work, payment of a full day's pay.

     (b) During negotiations for a new Collective Agreement, the Company will place employees, members of the Negotiating Committee, on the day shift when meeting with Company.

     (c) The Union Negotiating Committee shall consist of a maximum of five (5) members of the Bargaining Unit and such Union International Representatives as required.

11.08Military Leave to participate in Reserve Force Training or Duty - a maximum of 12 months leave of absence without pay will be granted to employees who are members of the Reserve Force and are selected for extended, full-time service on peacekeeping or other missions. Reservists shall give the Company a minimum of 12 weeks advanced notice.


ARTICLE 12 - SAFETY AND HEALTH

12.01The parties hereto recognize the importance of safety provisions in the plant for the welfare of the employees and for the protection of the Company's property. The Company agrees to improve and promote safe working conditions in the plant. A Safety Committee shall be composed of up to three (3) Union and three (3) Company representatives and it is agreed that the minutes of every meeting shall be made available to each member of the committee and a copy to the Compensation Board.

12.02Pay for Safety Committee Meetings held outside regular working hours shall be at straight time rates.

12.03The Company will maintain a first aid station for the emergency treatment of accidents during working hours, and a log book of all accidents shall be maintained. Qualified First Aid personnel shall be available on all shifts.

12.04(a) Any employee working in the immediate vicinity of a serious or fatal accident may, at the discretion of the senior supervisor on shift, refrain from working the balance of the shift, without loss of pay.

(b) The senior shift supervisor, in either of the above situations, shall notify the Senior Union Representative on shift, of his decision.

12.05(a)  Employees  who  believe  that they are being  required  to work  under conditions which are unsafe or unhealthy beyond the normal hazards inherent in the operation in question shall have the right to have such conditions investigated immediately. Upon request by an employee to have his work conditions investigated, his work station shall be shut down immediately, until such time that the preliminary investigation is completed. Preliminary investigations may be conducted by the shift supervisor and any union officer that is on shift, and their decision shall be binding until a final judgement is passed down by the Safety Committee.

     (b) The Company shall, upon request from a Union Executive or the Health and Safety Committee Coordinator, provide necessary monitoring of noise and lighting levels.

     (c) The Union shall be notified immediately upon initiation of any near miss and/or accident report and shall have the right to investigate such report.

12.06Where an employee is employed under the conditions where he might be injured, and not be able to secure assistance, the employer shall devise some method of checking on the well-being of the employee at intervals which are reasonable and practicable under the circumstances.

ARTICLE 13 - HANDICAPPED EMPLOYEES

13.01In the event of employees sustaining injuries at work, or becoming affected by occupational diseases during the course of their employment and becoming physically handicapped, as a result thereof, every effort will be made by the Company to give the handicapped employee such suitable employment as is available.

ARTICLE 14 - UNION REPRESENTATIVES

14.01If an authorized Representative of the International Union who is not employed by the Company wishes to speak to Local Union representatives in the plant about a grievance or other official Union business, he shall make arrangements through the Plant Manager. Such arrangements shall not interfere with normal plant operations.

ARTICLE 15 - ESTABLISHED PRACTICES

15.01Any rights and privileges enjoyed by the employees prior to the execution of this Agreement shall be continued and no change shall be put into effect unless mutually agreed by the Company and the Union.

ARTICLE 16 - BULLETIN BOARDS

16.01The Company agrees to provide the Union with bulletin boards in the plant for the purpose of posting Union notices and official papers. Notices will be posted only by officers of the Union and will be in keeping with the spirit and intent of this Agreement.

ARTICLE 17 - COMMITTEEMEN AND STEWARDS

17.01The Union shall notify the Company in writing, within one (1) week of their appointment or election, of the names of all Union Officers, Committeemen and Stewards.

17.02If a Union Officer or Committeeman is required to leave his job in connection with his duties under this Agreement, he must obtain permission from his immediate supervisor before doing so. Such permission will not be unreasonably withheld and he shall not suffer loss of pay while so engaged during his working hours.

17.03Union Officers, Stewards and Committeemen shall not suffer loss of pay for authorized time spent during working hours in the performance of their duties as recognized under this Agreement.

     Matters to be dealt with under the provisions of this Agreement shall normally be discussed during working hours.

17.04If a Union Officer or Committeeman is assigned to night shift and his duties require his presence on day shift, he shall be transferred to the day shift for the length of time his duties require his presence on the day shift, providing proper notice is given to the Company.

     Alternative employees may be selected by the Union when necessary to meet work requirements or in case of sickness.

17.05There shall be a grievance committee selected by the Union. This committee will be so selected that each department will be represented.

17.06The duties of officers and committeemen as referred to in this Agreement shall be deemed to mean carrying out the responsibilities of the committee or committees they are assigned to as designated on the lists of officers and committeemen supplied to the Company by the Union. Only those employees included on such lists to the Company will be recognized as spokesmen for the Union having duties under this Agreement.


ARTICLE 18 - HOURS OF WORK

18.01Definition of Day and Work Day - A day is a twenty-four (24) hour period beginning with the start of the employee's shift. The basic work day is eight (8) consecutive hours of work in the twenty-four (24) hour period broken only by the established lunch period.

18.02Purpose of Defining Work Day and Work Week - The daily and weekly hours of work outlined in this Article 18 are stated solely for the purpose of calculating overtime and shall, in no way, be interpreted as a guarantee of work or pay per day or per week.

18.03Definition  of Work  Week - The  basic  work  week  is made up of five  (5)
     consecutive working days Monday through Friday.

18.04 Shift and Work Schedules

     (a) The daily hours of work shall be outlined in Appendix (D) page 44.

     (b) An employee required to change shift shall have eight (8) hours of rest between shifts. In the event an employee is recalled to work before such eight (8) hours elapse, he shall be considered as still working on his previous shift and shall be paid the appropriate rates except on a change from afternoon to day shift when seven and one-half (7-1/2) hours will prevail).

     (c) Shift schedules and hours of work schedules shall be made and posted in the department no later than Wednesday of the preceding week. Employees required to change shifts for the convenience of the Company shall not suffer loss of regular earnings, as a result of such shift changes. The Company will provide available work or pay for the employee(s) affected by such shift changes to make up the amount of regular earnings by the end of the following pay period. Overtime rates as set forth herein shall be paid for work performed on an employee's scheduled days off.

18.05 Definition of Shifts

     (a) A shift starting on or after 6:00 a.m., but before 9:00 a.m. is a day shift.

     (b) A shift starting on or after 2:00 p.m, but before 5:00 p.m. is an afternoon shift.

     (c) A shift starting on or after 10:00 p.m., but before 1:00 a.m. is a night shift.

18.06 Shift Premiums

     Effective January 1, 1998, shift premiums shall be:

     (a) A shift premium of twenty-five cents ($.25) additional to the standard hourly rate shall be paid each employee for hours worked on afternoon shift.

     (b) A shift premium of fifty cents ($.50) additional to the standard hourly rate shall be paid each employee for hours worked on night shift.

     (c) The shift premiums outlined in (a) and (b) above shall be paid during overtime hours at the rates outlined, but shall not be included in the standard hourly rate for computing overtime pay.

18.07 Lunch Periods

     Employees shall be granted a lunch period in each shift as provided in Appendix (D) pages 46 - 50 inclusive.

ARTICLE 19 - OVERTIME

19.01There shall be no pyramiding of time in the calculation of weekly overtime by including any hours for which daily overtime has already been paid.


19.02 (a) Hours Worked in Excess of Eight (8)

     The Company shall pay an employee two (2) times his regular straight time hourly rate for all hours he is required to work over eight (8) hours a day.

     (b) Hours Worked in Excess of Twelve (12)

     The Company shall pay an employee three (3) times his regular straight time hourly rate for all hours he is required to work over twelve (12) hours a day.

19.03 Hours Worked on Saturday

     The Company shall pay two (2) times the employee's regular straight time hourly rate for the first twelve (12) hours of work, and three (3) times his regular straight time hourly rate thereafter.

19.04 Hours Worked on Sunday

     The Company shall pay two (2) times the employee's regular straight time hourly rate for the first twelve (12) hours of work, and three (3) times his regular straight time hourly rate thereafter.

19.05 Exceptions to Daily Overtime

     When a employee is permitted by the Company to change from one shift to another at his own request, and a new shift starts within the same twenty-four (24) hour period as his preceding shift, overtime resulting from such shift changes will not be paid as provided in Sections 19.02 and
     19.03. The starting time of the new shift will start a new twenty-four (24) hour period for the purpose of determining overtime, but Sections 19.02 and
     19.03 shall not apply when an employee whose request for a shift change has been granted reverts to his previous shift schedule.

19.06 Lunch Periods

     Regular lunch periods shall start four (4) hours after the start of the employee's shift. Employees shall not be required to work more than five
     (5) consecutive hours after the starting of the shift without receiving their normal lunch break. Lunch periods shall be uninterrupted. Employees required to work without a lunch break after a maximum of five (5)
     consecutive  hours  from the start of their  shift  shall be given a twenty
     (20) minute lunch break and shall be paid one-half (1/2) hour at two (2) times their regular straight time hourly rate.

19.07 (a) Overtime Lunches

     Employees required to work overtime shall be given a thirty (30) minute paid lunch break after having worked six (6) consecutive hours or, in any case, after having worked ten (10) consecutive hours of actual work, and every four (4) hours thereafter, provided that in each case it is necessary to resume overtime work involving a paid lunch break as above, the Company will provide a lunch if the employee(s) concerned were not notified on the previous work day about the overtime work.

     (b) Weekend Lunch Breaks

     All employees working overtime on weekends shall work an eight (8) hour shift, inclusive of a paid lunch break.

     (c) Lateness and Overtime

     (1)Late starting up to six (6) minutes shall not be deductible.

     (2)Lateness in excess of six (6) minutes shall be calculated and deductible to the nearest tenth (10th) of an hour, with a minimum deduction of two-tenths (2/10) of an hour.

     Approved overtime shall be applied and calculated on the following basis:

     (1)Up to and including six (6) minutes shall be disregarded when no further overtime is worked.

     (2)Six (6) minutes and over shall be calculated to the nearest tenth (10th) of an hour with a minimum of two-tenths (2/10) of an hour. NOTE: This section does not provide for lateness or overtime on a continuous basis.

19.08 Notice of Overtime

     The Company will provide at least one (1) hour of notice of overtime before the end of the shift, except in the case of overtime work resulting from equipment breakdown or from production requirements beyond the control of the Company which occur within the hour prior to the normal shift finishing time.

19.09The employee(s)  shall have the right to refuse any  unscheduled  overtime.
     Notice of scheduled overtime work required on Monday, Tuesday, Wednesday and Thursday shall be given by noon of the previous day. All overtime on Friday, Saturday and Sunday shall be voluntary.

19.10(a) Overtime will be distributed as evenly as possible among those employees normally performing the work available. Employees who have refused overtime will be credited as having worked this overtime for even distribution purposes.

     (b) Normally performing the work shall be meant to be the specific mill or work area affected.

     (c) Effective on ratification of this contract, the agreed upon record of overtime distribution shall commence on January 1st of each calendar year, and shall not exceed a twelve (12) month period.

ARTICLE 20 - STATUTORY HOLIDAYS

20.01The following shall be recognized as paid holidays under this Agreement subject to Section 20.02:

              New Year's Day  First Monday in August
              Family Day                Labour Day
              Good Friday               Thanksgiving Day
              Victoria Day              Remembrance Day
              Canada Day                Christmas Day
              Stampede Day    Boxing Day

     regardless of the day upon which they are observed or celebrated. If any of the above holidays fall on Saturday or Sunday, the preceding Friday or the following Monday will be considered the holiday.

20.02 Holiday Pay Allowance

     An employee shall receive a holiday pay allowance of eight (8) hours pay for any of the above-named holidays at his average regular straight time hourly rate for the last complete pay period prior to the holiday, provided that:

     (a) If he is a probationary employee, he has completed thirty (30) consecutive calendar days of employment prior to the holiday, except that if he does complete the thirty (30) day period, he shall receive pay for any holidays which occurred during such period, and

     (b) he has worked eight (8) hours in the week preceding the holiday, unless he is absent because of vacation, death in the immediate family, illness, jury duty, or within fourteen (14) calendar days prior to the holiday, he commences a leave of absence or is laid off, but

     (c) an employee  may not qualify for any further paid  holidays  under item
     (b) above until he returns to work.

     (d) Disciplinary action may be taken in instances where employees fail to work the day before or the day after a plant holiday, except where permission was previously obtained or the employee had a justifiable reason for being absent.

20.03 Pay for Work on Holiday

     An employee required to work on a holiday named in Section 20.01 shall be paid two (2) times his regular straight time hourly rate for all work performed in addition to any holiday pay allowance under Holiday Pay Allowance.

20.04In the event that one or more of the above-named holidays occurs during the employee's vacation, he shall be paid for such holiday(s), and the additional days will be added to his vacation time.

20.05The observance of the above holidays may be transferred by mutual agreement to other days than the date proclaimed or provided above.


ARTICLE 21 - WAGES

21.01(a) The Co-Operative Wage Study (C.W.S.) Manual for job description, classification and wage administration, dated August 1, 1971 (herein referred to as "the Manual") is incorporated into this Agreement as APPENDIX (A) page 40, and its provisions shall apply as if set forth in full herein.

     (b) Job classifications shall be as set forth in APPENDIX (C) attached hereto, and forming part of this Agreement. See pages 41 - 43 inclusive.

21.02Each employee's job shall be described and classified, and a rate of pay applied to such employee in accordance with the provisions of this Agreement.

21.03 Standard Hourly Wage Scale

              (a)   The standard hourly wage scale shall be as follows:


Job Class               Jan 1/01              Jan 1/02                 Jan 1/03

    1                  $21.01                  $21.01                  $21.73
    2                   21.27                   21.32                   22.04
    3                   21.53                   21.63                   22.35
    4                   21.79                   21.94                   22.66
    5                   22.05                   22.25                   22.97
    6                   22.31                   22.56                   23.28
    7                   22.57                   22.87                   23.59
    8                   22.83                   23.18                   23.90
    9                   23.09                   23.49                   24.21
    10                  23.35                   23.80                   24.52
    11                  23.61                   24.11                   24.83
    12                  23.87                   24.42                   25.14
    13                  24.13                   24.73                   25.45
    14                  24.39                   25.04                   25.76
    15                  24.65                   25.35                   26.07
    16                  24.91                   25.66                   26.38
    17                  25.17                   25.97                   26.69
    18                  25.43                   26.28                   27.00
    19                  25.69                   26.59                   27.31
    20                  25.95                   26.90                   27.62
    21                  26.21                   27.21                   27.93
    22                  26.47                   27.52                   28.24
    23                  26.73                   27.83                   28.55
    24                  26.99                   28.14                   28.86
    25                  27.25                   28.45                   29.17
    26                  27.51                   28.76                   29.48
    27                  27.77                   29.07                   29.79




(b) All employees with a start date after the signing date of this Collective Agreement, that start at Job Class 4 or less, shall have a two dollar ($2.00) reduction from their rate of pay during the probationary period. In the event that probationary employees are promoted to a job that is at a Job Class higher than Job Class 4, such employees shall be paid the rate for the job they are doing with no reductions. This article will not apply to tradespersons.

21.04Effective on the dates specified in Section 21.03, all employees shall have their rates of pay adjusted as follows:

     (a) If the employee is not receiving an out-of-line differential prior to the dates specified in Section 21.03, the rate of pay of such employee shall be adjusted to conform to the standard hourly rate for that employee's job, as provided in Section 21.03.

     (b) If the employee is receiving an out-of-line differential prior to the dates specified in Section 21.03, the rate of pay of such employee shall be increased by the amount by which the rate for Job Class I has been increased, as provided in Section 21.03 and the following shall govern:

     (1)If the employee's new rate resulting from such increase is greater than the standard hourly rate for the job as provided in Section 21.03, the amount by which such employee's new rate is greater than the rate provided in Section 21.03 shall become such employee's new out-of-line differential (which shall replace the former out-of-line differential) and shall apply in accordance with the provisions of this Agreement.

     (2)If the employee's new rate resulting from such increase is equal to or less than the standard hourly rate for the job, as provided in Section 21.03, the rate of pay of such employee shall be adjusted to conform to the standard hourly rate for the job, as provided in Section 21.03, and the former out-of-line differential shall be terminated.

21.05As of the date the Standard Hourly Wage Scale becomes effective, the standard hourly rate for each job class shall be the standard hourly rate for all jobs classified within such job class and shall so continue for the duration of the Standard Hourly Wage Scale and shall be applied to any employee in accordance with the provisions of this Agreement.

21.06 Each standard hourly rate established under Section 21.03 shall be:

     (a) The established rate of pay for all hours paid for on a non-incentive job; and

     (b) the established hourly base rate and minimum guaranteed rate of pay under any incentive applied to the job in accordance with the provisions of this Article.

21.07Except as otherwise provided by this Agreement, the established rate of pay for each production or maintenance job, other than a trade or craft or apprentice job, shall apply to any employee during such time as the employee is required to perform such job.

21.08Except as otherwise  provided by this Agreement,  the  established  rate of pay for a trade or craft or apprentice job shall apply to any employee during the time such employee is assigned to the respective rate classifications in accordance with the provisions of this Agreement.

21.09 Out of Line Differentials

     The Company shall furnish to the Union a list agreed to by the Company and the Union of employees who are to be paid "out-of-line differentials". Such list shall contain the following information:

     (a) Name of incumbent to whom such "out-of-line differential" is to be paid.

     (b) Job title of job on which out-of-line differential is to be paid.

     (c) Job classification of such job.

     (d) Standard hourly rate of such jobs.

     (e) Amount of out-of-line differential.

     (f) Date such out-of-line differential became effective.

21.10Except as such out-of-line differential may be changed by the means hereinafter provided, any employee included in the list referred to in
     Section 21.09 shall continue to be paid such out-of-line differential during such time as the employee continues to occupy the job for which the differential was established.

21.11If an employee with an out-of-line differential is transferred or assigned to a job having a higher standard hourly rate, then the differential shall be reduced by the amount of the increase in the standard hourly rate.

21.12If, as a result of lay-off and the exercise of seniority rights, an employee with an out-of-line differential is moved to a job having a lower standard hourly rate, then the out-of-line differential shall be cancelled.

21.13If such employee referred to in Sections 21.11 and 21.12 shall be returned to the job for which the out-of-line differential was established, the out-of-line differential shall be reinstated, except as it may have been reduced or eliminated by other means.

21.14When an employee would, in accordance with the terms of this Agreement, be entitled to receive his regular rate, he shall also receive any out-of-line differential to which he is entitled.

21.15In addition to the means herein provided, increases in the increment between job classes shall be used to reduce or eliminate out-of-line differentials.

21.16Except for the application of the out-of-line differentials as called for herein, the terms of this Agreement governing transfers shall apply.

21.17Temporary Transfer - An employee who is temporarily transferred from his regular job shall be paid the standard hourly rate of the job to which he has been transferred, provided such rate is not less than that of his regular job. If the rate of the job to which he is temporarily transferred, but not as a result of a lay-off, is less than the rate of his regular job, he shall be paid the rate of his regular job during the period of such temporary transfer.

21.18Trade or Craft and Assigned Maintenance Convention - In addition to the provisions of the Manual for describing and classifying trade or craft and assigned maintenance jobs the following shall apply:

     (a) The description and Classification shall be carried out in accordance with the Manual.

     (b) The job classification of trade or craft jobs, having been classified as in Paragraph (a), above, shall be increased by two job classes and the two job classes shall be incorporated into the total classification of the job.

     (c) The job classification of assigned maintenance jobs, having been classified at job class eleven or higher as in Paragraph (a), above, shall be incorporated into the total classification of the job.

     (d) Where a change in an existing job requires a new description and classification for a job on which this convention has already been applied, such job shall be reclassified in the same manner as that followed prior to the application of this convention and the provisions of Paragraphs (a),
     (b) and (c), above, shall apply.

21.19Incentives - Should the Company desire to install incentives to cover any jobs, the following shall govern:

     (a) The standard hourly rates for the respective jobs shall be the base rates and minimum hourly guaranteed rates for such incentives.

     (b) The Company shall first discuss with and explain to the Union the development of any incentive plan, and reach mutual agreement with the
     Union   regarding  such  incentive  plan  before  such  incentive  plan  is installed.

21.20General - Any mathematical or clerical errors made in the preparation, establishment or application of job descriptions, classifications or standard hourly rates shall be corrected to conform to the provisions of this Agreement. 21.21 Except as otherwise provided, no basis shall exist for an employee covered by this Agreement to allege that a wage rate inequity exists.

21.22Leave of Absence for Union C.W.S. Committee - The Company agrees to grant leave of absence from their regular work to three employees who shall be selected by the Union to act on its C.W.S. Committee. Employees so selected shall:

     (a) Accumulate any seniority to which they normally would be entitled;

     (b) Receive their regular rate of pay from the Company, as based upon a normal work week; and

     (c) Return to their regular employment when their work on the C.W.S. Committee is completed.

21.23Pay Days - Employees  shall be paid on Company  time every  second  Friday.
     Employees on afternoon shift shall be paid on the preceeding scheduled work day.

     Employees will be paid on the day preceding when the regular pay day falls on a statutory holiday.

     The regular pay day shall be extended by twenty-four (24) hours, if in the event of a mechanical breakdown, the pay cheques are unavailable on the regularly scheduled pay day.

     (a) This article may be amended during the term of this Agreement, if mutually agreed between the Company and the Union, to allow for a different regular pay day and/or pay method, such as a direct deposit system.

21.24 Reporting Pay

     (1) In cases where an employee is not notified of an emergency breakdown before leaving home, and said employee reports for his regular shift, he will receive a minimum of four (4) hours straight time pay, and shall be required to perform any work which may be assigned.

     (2) To receive reporting pay as in 21.34 (1), employees must have reported current addresses and telephone numbers to the Company.

     (3) After the shift has started, Section 21.34 (1) shall not apply in cases where a major breakdown occurs as a result of fire, flood, or frost because of failure of a utility company to deliver gas or electric power, due to a breakdown outside of the Company's premises. Under this circumstance an employee may, at the discretion of the Company, be dismissed for the day and paid for the actual time worked or for four (4) hours pay, whichever is the greater, but the employee must accept assigned work.

21.25Call-out Pay - An employee who has left the premises after completion of his scheduled shift and who is recalled for work with less than eight (8) hours of notice shall be paid two (2) times his regular straight-time hourly rate, for all hours worked on such callout up to the starting time of his scheduled shift but, in any event, for not less than two (2) hours at double his regular straight-time hourly rate. Notwithstanding the foregoing however, if any employee receives eight (8) hours of notice in advance of the time that he is required to report to work, or seven and one-half (7-1/2) hours in the case of a change from afternoon to dayshift, then the starting time of his new work period will start a new twenty-four
     (24) hour period for the purpose of determining overtime.

21.26Pay for Jury Service - The Company shall pay an employee who is required for jury service or who is subpoenaed as a witness, for each day of service, the difference between his average straight-time hourly rate for the number of hours he normally works on his regular shift, and the payment he receives for jury service. The employee will present proof of service and the amount of pay received.

21.27Pay on Day of Injury - An employee hurt in an industrial  accident shall be paid for the time lost on the day he was injured at his regular daily earnings including any overtime premium and applicable shift differential, but the employee must return to work unless directed otherwise by the doctor. The Company will provide necessary transportation for injured workmen on day of injury. The Company shall not be responsible for the payment of time or transportation compensated for by the Worker's Compensation Board.

21.28 Bereavement Pay

     (a) In the case of a death in the immediate family of an employee, the Company shall grant three (3) days leave of absence with pay. "Immediate family" shall be meant to include mother, father, mother-in-law, father-in-law, brother, sister, brother-in law, sister-in-law, wife, husband, children, grandchildren, grandparents and grandparents of spouse. Any such leave of absence must be arranged with the employee's foreman, if possible, or another Company representative.

     This provision shall apply if the employee attends the funeral, or is required to take an active part in the estate arrangements of the deceased.

     (b) All requests for extended leaves of absence under this article, or a grievance under this article will be reviewed by a Company-Union Committee. This Committee shall be composed of up to three (3) Union and three (3) Company representatives.

     (c) Probationary employees who have not completed thirty (30) consecutive days of employment prior to their commencement of the bereavement leave shall be eligible for bereavement pay upon their completion of thirty (30) consecutive days of employment.

21.29 Elimination of Bargaining Unit Jobs

     Should the Company declare that it has eliminated any job listed in Appendix (C), Schedule of Job Classifications, or eliminate any job meant to be included in such appendix, the Company shall inform the Union which job is to be eliminated and any employee who is currently in such job classification shall:

     1. Revert to his former position and status as defined under Article 10.03.

     2. Maintain the rate of pay of the eliminated job classification for a period of one (1) year, unless the rate of pay of his former position and status is higher, then no rate retention shall apply.

     3. Should an employee successfully bid on another job classification while on rate retention, then such rate retention shall be cancelled.

     4. An employee who is receiving rate retention but who is then bumped due to lay-off shall lose such rate retention. However, when such employee is returned to the job classification on which he was receiving rate retention, the rate retention shall be reinstated.

ARTICLE 22 - VACATIONS

22.01Vacation Year - Each current vacation year will be defined as the period from May 1 of the previous year to April 30 of the current year for calculation of vacation pay and length of vacation.

     (a) For the purpose of computing vacation, seniority shall mean the total period of service since the employee's seniority date, excluding periods of time during which the employee does not return to work from lay-off, after being notified to do so as per Article 9.04.

     (b) Employees on a Prudential Steel related Workers' Compensation claim, or Prudential weekly indemnity, at time of recall above, shall continue to accumulate vacation seniority until such time as they are declared fit to return to work.

22.02 Length of Vacation

     (a) Employees who have less than one (1) year of seniority as at May 1 shall be entitled to one (1) day of vacation for each month of seniority, to a maximum of ten (10) days.

     (b) Employees who have one (1) but less than two (2) years of seniority as at May 1 shall be entitled to two (2) weeks vacation.

     (c) Employees who have two (2) years but less than eight (8) years of seniority as at May 1 shall be entitled to three (3) weeks vacation.

     (d) Employees who have eight (8) years but less than twelve (12) years of seniority as at May 1 shall be entitled to four (4) weeks vacation.

     (e) Employees who have twelve (12) years but less than twenty-five (25) years of seniority as at May 1 shall be entitled to five (5) weeks vacation.

     (f) Employees who have twenty-five (25) or more years of seniority as at May 1 shall be entitled to six (6) weeks vacation.

22.03 Vacation Pay

     NOTE: W.C.B. weekly indemnity benefits and not pension awards shall be considered in calculating vacation pay.

     (a) Employees with less than one (1) year of seniority as at May 1 shall be entitled to four percent (4%) of all monies received from the Company, Workers Compensation Board benefits and the Prudential Steel weekly indemnity benefits while in the employ of the Company.

     (b) Employees who have one (1) year but less than two (2) years of seniority as at May 1 shall be entitled to vacation pay of:

     (1)Employees  with 1,900 or more credited hours shall be entitled to eighty
     (80) times the employee's average hourly rate during the vacation year, or four percent (4%) of gross pay, whichever is greater.

                           OR

     (2)Employees with less than 1,900 credited hours shall be entitled to four percent (4%) of all monies received from the Company, Workers Compensation Board benefits and the Prudential Steel weekly indemnity benefits while in the employ of the Company. (c) Employees who have two (2) but less than eight (8) years of seniority as at May 1 shall be entitled to vacation pay of:

     (1)Employees with 1,900 or more credited hours shall be entitled to one hundred and twenty (120) times the employee's average hourly rate during the vacation year or seven percent (7%) of gross pay, whichever is greater.

                           OR

     (2)Employees with less than 1,900 credited hours shall be entitled to seven percent (7%) of all monies received from the Company, Workers Compensation Board benefits and the Prudential Steel weekly indemnity benefits while in the employ of the Company.

     (d) Employees who have eight (8) years but less than twelve (12) years of seniority as at May 1 shall be entitled to vacation pay of:

     (1)Employees with 1,900 or more credited hours shall be entitled to one hundred and sixty (160) times the employee's average hourly rate during the vacation year, or nine percent (9%) of gross pay, whichever is greater.

                           OR

     (2)Employees with less than 1,900 credited hours shall be entitled to nine percent (9%) of all monies received from the Company, Workers Compensation Board benefits and the Prudential Steel weekly indemnity benefits while in the employ of the Company.

     (e) Employees who have twelve (12) but less than twenty-five (25) years or more years of seniority as at May 1 shall be entitled to vacation pay of:

     (1)Employees with 1,900 or more credited hours shall be entitled to two hundred (200) times the employee's average hourly rate during the vacation year, or eleven percent (11%) of gross pay, whichever is greater.

                           OR

     (2)Employees with less than 1,900 credited hours shall be entitled to eleven percent (11%) of all monies received from the Company, Workers Compensation Board benefits and the Prudential Steel weekly indemnity benefits while in the employ of the Company. (f) Employees who have twenty-five (25) or more years of seniority as at May 1 shall be entitled to vacation pay of:

     (1)Employees with 1900 or more credited hours shall be entitled to two hundred and forty(240) times the employee's average hourly rate during the vacation year, or thirteen per cent (13%) of gross pay, whichever is greater.

                           OR

     (2)Employees with less than 1,900 credited hours shall be entitled to thirteen per cent (13%) of all monies received from the Company. Workers' Compensation Board benefits and Prudential Steel weekly indemnity benefits, while in the employ of the Company.

     (g) For the purpose of calculating vacation pay, "credited hours" shall be meant to include:

     (1)Hours for which wages are received from the Company including vacation hours and statutory holidays.

     (2)Hours the employee would normally have received while receiving weekly indemnity benefits from the Workers' Compensation Board, or the Company's Insurance Welfare Program, while in the employ of the Company.

     (3)Hours the employee would normally have received while on temporary Union business (not Union employment).

22.04Estimated vacation pay will be made two (2) weeks prior to start of a vacation and may be taken in a minimum of one (1) week periods upon written request from the employee. Request for the above must be received by the payroll department three (3) weeks prior to start of a vacation.

22.05As the vacation plan was introduced to provide an opportunity for rest and recreation, no payment will be made in lieu of vacation, except as provided for at termination of employment. Vacations cannot be accumulated from one year to another.

22.06Should an employee's service be terminated at any time for any reason whatsoever, he will be entitled to payment for vacation due him, as provided in 22.03.

22.07 Vacation Schedules

     (a) The Company, may at its discretion, institute a system of staggered vacations in any year, and in such event, the employees will be given sixty
     (60) days notice of such decision. If staggered vacations are instituted, all employees who are entitled to vacations at May 1, will if at all possible, be given their vacation during the summer months. Preference for vacation shall be in accordance with seniority.

     (b) If the Company decides to close the Plant for three (3) consecutive weeks during the months of July or August, the Company shall post sixty
     (60) days advance notice on the Shop Bulletin Board announcing the date on which the Annual Vacation close-down will start.

     Preference for any work available during this period shall be given, in order of seniority, to those who normally perform such work, except for work available in the job classification of Material Handler or Sweeper, which shall be offered to all employees, based on plant seniority, but that the rate of pay shall be the rate of pay of the work performed.

     (c) Employees eligible for a fourth week of vacation, shall be scheduled giving senior employees preference.

     (d) Employees entitled to more than three (3) weeks vacation may be scheduled for:

     (1)Three (3) weeks during the months of May to October, inclusive, and the remaining vacation between November 1 and April 30 of the vacation year; or

     (2)Such employees who desire more than three (3) weeks vacation in one (1) unbroken period must make such request sixty (60) days prior to commencement of the employee's vacation. The granting of such requests will be subject to production requirements and preference shall be in accordance with seniority.


22.08 Christmas Shutdown

     If the Company decides to close the plant for up to five (5) working days, not including statutory holidays, during the Christmas holiday season, the Company shall post thirty (30) days notice on the Shop Bulletin Board announcing the dates on which such shutdown shall be. Preference for any work available during this period shall be given, in order of seniority, to those who normally perform such work, except for work available in the job classification of Material Handler or Sweeper, which shall be offered to all employees, based on plant seniority, but that the rate of pay shall be the rate of pay of the work performed.


ARTICLE 23 - INSURANCE BENEFIT PROGRAM

23.01 Benefits

     The Insurance Benefit Program as described in Appendix (E) will continue during the term of this agreement.

23.02 Pension Plan

     The present Pension Plan, described in Appendix (i), will be continued during the term of this Agreement.

ARTICLE 24 - APPENDICES

24.01Attached hereto and forming part of this Agreement are the following appendices:

     Appendix (A)   -      Co-operative Wage Study (C.W.S.) Manual for Job
                           Description, Classification and Wage Administration dated January 1, 1971.

     Appendix (B)   -      Learner Period Classification Analysis.

     Appendix (C)   -      Schedule of Classifications.

     Appendix (D)   -      Hours of Work Schedules.

     Appendix (E)   -      Insurance Benefit Program.

     Appendix (F)   -      Tradesmen's Tools.

     Appendix (G)   -      Protective Clothing.

     Appendix (H)   -      Lockers.

     Appendix (i)   -      Pension Plan.

     Appendix (J)   -      Lines of Progression.

     Appendix (K)   -      Supplemental Unemployment Benefit Plan

ARTICLE 25 - COPIES OF AGREEMENT

25.01Copies of this Agreement are to be made available to all employees in the Bargaining Unit. Union officers and stewards will distribute copies of the Agreement in their respective departments. All costs to be shared equally between the Company and the Union.

25.02 Letters of Understanding and Agreement

     (a) Form part of Collective Agreement:

     The Company and the Union agree that any and all Letters of Understanding and Memorandums of Agreement made between the parties, shall be considered as part of the Collective Agreement.

     (b) Copies to Union:

     The Company agrees to supply the Union with signed copies of all Letters of Agreement, Memorandums of Agreement and Appendices, which form part of the current Collective Agreement.

     (c) Renewal:

     All Agreements, Letters of Understanding or Memorandums of Agreement issued prior to the signing of this Collective Agreement, and not renewed, shall become null and void after signing of this Collective Agreement.

ARTICLE 26 - DURATION OF AGREEMENT

26.01This  Agreement  shall be effective  from January 1, 2001 to and  including
     December 31, 2003 and thereafter from year to year, unless written notice of intent to terminate and/or amend the Agreement at the expiration of the above period is given by either party during the period beginning on October 1, and ending December 1 in any year after 2002.

26.02Within thirty (30) days after receipt of any notice given pursuant to this Article by either party, the parties to this Agreement shall commence negotiations. During the period of negotiations, this Agreement shall continue in full force and effect.

IN WITNESS WHEREOF the parties hereto have executed this Agreement the 20 day of April, 2001.


PRUDENTIAL STEEL LTD. UNITED STEELWORKERS OF AMERICA

/s/ R.C. Less                                          /s/ M.J. Park
R.C. Lee                                               M.J. Park

/s/ R.J. Coller                                        /s/ D.L. Hawkins
R.J. Coller                                            D.L. Hawkins

/s/ R. Pollitt                                         /s/ E.D. Pelley
R. Pollitt                                             E.D. Pelley

/s/ T.D. Mackenzie                                     /s/ L.H. Normand
T.D. MacKenzie                                         L.H. Normand

                                                       /s/ J.D. McIntyre
                                                       J.D. McIntyre

                                                       /s/ N.A. Braybrook
                                                       N.A. Braybrook

                              A P P E N D I X ( A )

     Co-operative Wage Study (C.W.S.) Manual for Job Description, Classification and Wage Administration dated August 1, 1971.

                              A P P E N D I X ( B )

                     LEARNER PERIOD CLASSIFICATION ANALYSIS

                    Schedule of Apprenticeship Training with
                           Convention Additive of 2.0
--------------------------------------------------------------------------------

6 Month Training
Periods                                                                  Journey
                        1st   2nd  3rd  4th  5th   6th  7th   8th    Man


TRADE TITLES                  APPRENTICE JOB CLASSES


Electrician              8     9    11  13   14    16    18   19     21


Heavy Duty Mechanic      8     9    11  13   14    16    18   19     21


Machinist                8     9    11  13   14    16    18   19     20


Millwright               8     9    11  13   14    16    18   19     20


Welder - Maintenance     8     9    11  13   14    16                20


Welder - Fabrication     8     9    11  13   14    16                18

                              A P P E N D I X ( C )

                         SCHEDULE OF JOB CLASSIFICATIONS

             JOB CLASS                          JOB TITLE

               1                    Sweeper
               4                    Material Handler
               5                    Drift Operator
               6                    Stenciller
               6                    Tallyman
               7                    Scale Operator
               7                    Fin Grinder
               7                    Bundling Station Operator
               7                    Truck Driver - Maintenance
               8                    Ironworker Operator
               8                    Upset Inspector
               8                    Punch Press Operator
               8                    Spray Painter
               8                    Grooving Operator
               8                    Auxiliary Saw Operator
               8                    End Cropper Operator
               8                    Beveller Operator
               8                    Drift/Hydro
               8                    Hydrostatic Tester Operator
               8                    Gantry Operator
               8                    Strapping Machine Operator
               8                    Swedge/Phosphate Operator
               9                    Overhead Crane Operator
               9                    Overhead Crane Lift-Truck Operator
               9                    Saw Sharpener Operator
               9                    Flying Cutoff Operator
               9                    Beveller - O.C.G.
               9                    Radial Drill Operator
               9                    Bandsaw Operator
               10                   Bucking Machine Operator
               10                   Thread End Inspector
               10                   HSS Gantry Crane Operator (Heede)
               10                   Pipe Inspector
               10                   Uncoiler Operator
               11                   Yard Machine Operator
               11                   Yard Tractor Operator
               12                   Upsetter Operator
               12                   Uncoiler-Looper Operator
               12                   Mobile Crane Operator
               12                   Threading Machine Operator
               13                   Ultrasonic Inspector
               14                   Laboratory Operator
               14                   Yard Group Leader
               14                   Threading Line Group Leader
               14                   Thread Machine Operator (PT)
               15                   Assistant Mill Operator
               15                   Inspection & Ultrasonic Group Leader
               16                   Lab Group leader - Laboratory
               17                   Building Maintenance Man
               18                   Changeover Man
               18                   Shift Leader Yard
               18                   Welder Fabrication
               19                   Shift Leader Inspection
               20                   Millwright
               20                   Machinist
               20                   Maintenance Welder
               20                   Shift Leader Premium Thread
               20                   Fabrication Group Leader
               21                   Heavy Duty Mechanic
               21                   Electrician-Wireman
               21                   Mill Operator
               22                   Machinist Group Leader
               23                   Heavy Duty Mechanic Group Leader
               23                   Electrical Group Leader
               23                   Mill Line Group Leader
               25                   Senior Heavy Duty Mechanic Group Leader
               27                   Shift Leader Mill Line
               27                   Shift Leader Mechanic

                              A P P E N D I X (D)

                             HOURS OF WORK SCHEDULE

                            D1 - One Shift Operation


SCHEDULE
 NO.     REGULAR TIME            LUNCH                        REGULAR TIME

1A       6:00 a.m.-10:00 a.m.    10:00 a.m.- 10:30 a.m.     10:30 a.m.-2:30 p.m.
1B       6:00 a.m.-10:30 a.m.    10:30 a.m.- 11:00 a.m.     11:00 a.m.-2:30 p.m.
1C       6:00 a.m.-11:00 a.m.    11:00 a.m.- 11:30 a.m.     11:30 a.m.-2:30 p.m.






1D       6:30 a.m.-10:30 a.m.   10:30 a.m.-11:00 a.m.       11:00 a.m.-3:00 p.m.
1E       6:30 a.m.-11:00 a.m.   11:00 a.m.-11:30 a.m.       11:30 a.m.-3:00 p.m.
1F       6:30 a.m.-11:30 a.m.   11:30 a.m.-12:00 noon       12:00 noon-3:00 p.m.


1G       7:00 a.m.-11:00 a.m.   11:00 a.m.-11:30 a.m.       11:30 a.m.-3:30 p.m.
1H       7:00 a.m.-11:30 a.m.   11:30 a.m.-12:00 noon       12:00 noon-3:30 p.m.
1I       7:00 a.m.-12:00 noon   12:00 noon-12:30 p.m.       12:30 p.m.-3:30 p.m.


1J      7:30 a.m.-11:30 a.m.    11:30 a.m.-12:00 noon       12:00 noon-4:00 p.m.
1K      7:30 a.m.-12:00 noon    12:00 noon-12:30 p.m.       12:30 p.m.-4:00 p.m.
1L      7:30 a.m.-12:30 p.m.    12:30 p.m.-1:00 p.m.        1:00 p.m.-4:00 p.m.


1M      8:00 a.m.-12:00 noon    12:00 noon-12:30 p.m.       12:30 p.m.-4:30 p.m.
1N      8:00 a.m.-12:30 p.m.    12:30 p.m.-1:00 p.m.         1:00 p.m.-4:30 p.m.
1O      8:00 a.m.-1:00 p.m.      1:00 p.m.-1:30 p.m.         1:30 p.m.-4:30 p.m.

 PL (Paid Lunch)
                            D2 - Two Shift Operation

SCHEDULE
NO.       REGULAR TIME             LUNCH                 REGULAR TIME

2A       6:00 a.m.-10:00 p.m.  10:00 a.m.-10:30 a.m.     10:30 a.m.-2:30 p.m.
         2:30 p.m.-6:30 p.m.    6:30 p.m.-6:50 p.m.      6:50 p.m.-10:30 p.m. PL

2B       6:00 a.m.-10:30 a.m.  10:30 a.m.-11:00 a.m.     11:00 a.m.-2:30 p.m.
         2:30 p.m.-7:00 p.m.    7:00 p.m.-7:20 p.m.       7:20 p.m.-10:30 p.m.PL

2C       6:00 a.m.-11:00 a.m.  11:00 a.m.-11:30 a.m.     11:30 a.m.-2:30 p.m.
         2:30 p.m.- 7:30 p.m.   7:30 p.m.-7:50 p.m.       7:50 p.m.-0:30 p.m. PL

2D       6:30 a.m.-10:30 a.m.  10:30 a.m.-11:00 a.m.     11:00 a.m.-3:00 p.m.
         3:00 p.m.-7:00 p.m.    7:00 p.m.-7:20 p.m.       7:20 p.m.-11:00 p.m.PL

2E       6:30 a.m.-11:00 a.m.  11:00 a.m.-11:30 a.m.     11:30 a.m.-3:00 p.m.
         3:00 p.m.-7:30 p.m.    7:30 p.m.-7:50 p.m.       7:50 p.m.-11:00 p.m.PL

2F       6:30 a.m.-11:30 a.m.   11:30 a.m.-12:00 noon    12:00 noon-3:00 p.m.
         3:00 p.m.-8:00 p.m.     8:00 p.m.-8:20 p.m.      8:20 p.m.-11:00 p.m.PL

2G       7:00 a.m.-11:00 a.m.   11:00 a.m.-11:30 a.m.    11:30 a.m.-3:30 p.m.
         3:30 p.m.-7:30 p.m.     7:30 p.m.-7:50 p.m.     7:50 p.m.-11:30 p.m. PL

2H       7:00 a.m.-11:30 a.m.   11:30 a.m.-12:00 noon    12:00 noon-3:30 p.m.
         3:30 p.m.-8:00 p.m.     8:00 p.m.-8:20 p.m.      8:20 p.m.-11:30 p.m.PL

2I       7:00 a.m.-12:00 noon   12:00 noon-12:30 p.m.    12:30 p.m.-3:30 p.m.
         3:30 p.m.-8:30 p.m.     8:30 p.m.-8:50 p.m.      8:50 p.m.-11:30 p.m.PL

2J       7:30 a.m.-11:30 a.m.   11:30 a.m.-12:00 noon    12:00 noon-4:00 p.m.
         4:00 p.m.-8:00 p.m.     8:00 p.m.-8:20 p.m.      8:20 p.m.-MIDNIGHT  PL

2K       7:30 a.m.-12:00 noon   12:00 noon-12:30 p.m.    12:30 p.m.-4:00 p.m.
         4:00 p.m.-8:30 p.m.     8:30 p.m.-8:50 p.m.      8:50 p.m.-MIDNIGHT  PL

2L       7:30 a.m.-12:30 p.m.   12:30 p.m.-1:00 p.m.      1:00 p.m.-4:00 p.m.
         4:00 p.m.-9:00 p.m.     9:00 p.m.-9:20 p.m.      9:20 p.m.-MIDNIGHT  PL

2M       8:00 a.m.-12:00 noon  12:00 noon-12:30 p.m.     12:30 p.m.-4:30 p.m.
         4:30 p.m.-8:30 p.m.    8:30 p.m.-8:50 p.m.       8:50 p.m.-0:30 a.m. PL

2N       8:00 a.m.-12:30 p.m.   12:30 p.m.-1:00  p.m.      1:00 p.m.-4:30 p.m.
         4:30 p.m.-9:00 p.m.     9:00 p.m.-9:20 p.m.       9:20 p.m.-9:30 a.m.PL

2O      8:00 a.m.-1:00 p.m.      1:00 p.m.-1:30 p.m.       1:30 p.m.-4:30 p.m.
        4:30 p.m.-9:30 p.m.      9:30 p.m.-9:50 p.m.       9:50 p.m.-0:30 a.m.PL

 PL (Paid Lunch)

           D3 - Two Shift Operation with a Partial Crew on Night Shift


SCHEDULE
NO.      REGULAR TIME           LUNCH                   REGULAR TIME

3A       6:00 a.m.-10:00 a.m.   10:00 a.m.-10:30 a.m.   10:30 a.m.-2:30 p.m.
         2:30 p.m.-6:30 p.m.     6:30 p.m.-6:50 p.m.    6:50 p.m.-10:30 p.m.  PL
        10:30 p.m.-2:30 a.m.     2:30 a.m.-2:50a.m.     2:50 a.m.-6:30 a.m.   PL

3B       6:00 a.m.-10:30 a.m.   10:30 a.m.-11:00 a.m.   11:00 a.m.-2:30 p.m.
         2:30 p.m.-7:00 p.m.     7:00 p.m.-7:20 p.m.    7:20 p.m.-10:30 p.m.  PL
        10:30 p.m.-3:00 a.m.     3:00 a.m.-3:20 a.m.    3:20 a.m.-6:30 a.m.   PL

3C       6:00 a.m.-11:00 a.m.   11:00 a.m.-11:30 a.m.   11:30 a.m.-2:30 p.m.
         2:30 p.m.-7:30 p.m.     7:30 p.m.-7:50 p.m.    7:50 p.m.-10:30 p.m.  PL
        10:30 p.m.-3:30 a.m.     3:30 a.m.-3:50 a.m.    3:50 a.m.-6:30 p.m.   PL


3D       6:30 a.m.- 10:30 a.m.  10:30 a.m.-11:00 a.m.   11:00 a.m.-3:00 p.m.
         3:00 p.m.-7:00 p.m.     7:00 p.m.-7:20 p.m.    7:20 p.m.- 11:00 p.m. PL
        11:00 p.m.-3:00 a.m.     3:00 a.m.-3:20 a.m.    3:20 a.m.-7:00 a.m.   PL

3E       6:30 a.m.-11:00 a.m.   11:00 a.m.-11:30 a.m.   11:30 a.m.- 3:00 p.m.
         3:00 p.m.-7:30 p.m.     7:30 p.m.-7:50 p.m.    7:50 p.m.-11:00 p.m.  PL
        11:00 p.m.- 3:30 a.m.    3:30 a.m.-3:50 a.m.    3:50 a.m.-7:00 a.m.   PL

3F       6:30 a.m.- 11:30 a.m.   11:30 a.m.-12:00 noon  12:00 noon-3:00 p.m.
          3:00 p.m.-8:00 p.m.     8:00 p.m.-8:20 p.m.    8:20 p.m.-11:00 p.m. PL
        11:00 p.m.-4:00 a.m.      4:00 a.m.-4:20 a.m.    4:20 a.m.-7:00 a.m.  PL


3G       7:00 a.m.-11:00 a.m.    11:00 a.m.-11:30 a.m.   11:30 a.m.-3:30 p.m.
         3:30 p.m.-7:30 p.m.      7:30 p.m.-7:50 p.m.    7:50 p.m.-11:30 p.m. PL
        11:30 p.m.-3:30 a.m.      3:30 a.m.-3:50 a.m.    3:50 a.m.-7:30 a.m.  PL

3H       7:00 a.m.-11:30 a.m.    11:30 a.m.-12:00 noon  12:00 noon- 3:30 p.m.
         3:30 p.m.-8:00 p.m.      8:00 p.m.-8:20 p.m.    8:20 p.m.-11:30 p.m. PL
        11:30 p.m.- 4:00 a.m.     4:00 a.m.-4:20 a.m.    4:20 a.m.- 7:30 a.m. PL

3I      7:00 a.m.-12:00 noon     12:00 noon-0:30 p.m.    0:30 p.m.-3:30 p.m.
        3:30 p.m.-8:30 p.m.       8:30 p.m.-8:50 p.m.    8:50 p.m.-11:30 p.m. PL
       11:30 p.m.-4:30 a.m.       4:30 a.m.-4:50 a.m.    4:50 a.m.-7:30 a.m.  PL


                  PL (Paid Lunch)


           D3 - Two Shift Operation with a Partial Crew on Night Shift


SCHEDULE
NO.      REGULAR TIME           LUNCH                  REGULAR TIME


3J      7:30 a.m.-11:30 a.m.  11:30 a.m.-12:00 noon    12:00 noon-4:00 p.m.
        4:00 p.m.-8:00 p.m.   8:00 p.m.-8:20 p.m.      8:20 p.m.-MIDNIGHT     PL
        MIDNIGHT-4:00 a.m.    4:00 a.m.-4:20 a.m.      4:20 a.m.- 8:00 a.m.   PL

3K      7:30 a.m.-12:00 noon  12:00 noon-0:30 p.m.     0:30 p.m.- 4:00 p.m.
        4:00 p.m.-8:30 p.m.    8:30 p.m.-8:50 p.m.     8:50 p.m.-MIDNIGHT     PL
        MIDNIGHT-4:30 a.m.     4:30 a.m.-4:50 a.m.     4:50a.m.-8:00 a.m.     PL

3L      7:30 a.m.-0:30 p.m.    0:30 p.m.-1:00 p.m.     1:00 p.m.-4:00 p.m.
        4:00 p.m.-9:00 p.m.    9:00 p.m.-9:20 p.m.     9:20 p.m.-MIDNIGHT     PL
        MIDNIGHT -5:00 a.m.    5:00 a.m.-5:20 a.m.     5:20 a.m.-8:00 a.m.    PL


3M      8:00 a.m.-12:00 noon   12:00 noon-12:30 p.m.  12:30 p.m.-4:30 p.m.
        4:30 p.m.-8:30 p.m.     8:30 p.m.-8:50 p.m.    8:50 p.m.-0:30 a.m.    PL
        0:30 a.m.-4:30 a.m.     4:30 a.m.-4:50 a.m.    4:50 a.m.- 8:30 a.m.   PL

3N      8:00 a.m.-0:30 p.m.     0:30 p.m.-1:00 p.m.    1:00 p.m.-4:30 p.m.
        4:30 p.m.- 9:00 p.m.    9:00 p.m.-9:20 p.m.    9:20 p.m.-0:30 a.m.    PL
        0:30 a.m.-5:00 a.m.     5:00 a.m.-5:20 a.m.    5:20 a.m.-8:30 a.m.    PL

3O      8:00 a.m.-1:00 p.m.     1:00 p.m.-1:30 p.m.    1:30 p.m.-4:30 p.m.
        4:30 p.m.-9:30 p.m.     9:30 p.m.-9:50 p.m.    9:50 p.m.- 0:30 a.m.   PL
        0:30 a.m.-5:30 a.m.     5:30 a.m.-5:50 a.m.    5:50 a.m.-8:30 a.m.    PL


PL (Paid Lunch)


                           D4 - Three Shift Operation


SCHEDULE
NO.      REGULAR TIME          LUNCH                           REGULAR TIME

4A       6:00 a.m.-10:00 a.m.  10:00 a.m.-10:20 a.m.    10:20 a.m.-2:00 p.m.  PL
         2:00 p.m.-6:00 p.m.    6:00 p.m.-6:20 p.m.      6:20 p.m.-10:00 p.m. PL
         10:00 p.m.-2:00 a.m.   2:00 a.m.-2:20 a.m.      2:20 a.m. -6:00 a.m. PL

4B       6:00 a.m.-10:30 a.m.  10:30 a.m.-10:50 a.m.    10:50 a.m.-2:00 p.m.  PL
         2:00 p.m.-6:30 p.m.     6:30 p.m.-6:50 p.m.     6:50 p.m.-0:00 p.m.  PL
        10:00 p.m.-2:30 a.m.     2:30 a.m.-2:50 a.m.     2:50 a.m.- 6:00 a.m. PL


4C       6:00 a.m.-11:00 a.m.  11:00 a.m.-11:20 a.m.     11:20 a.m.-2:00 p.m. PL
          2:00 p.m.-7:00 p.m.   7:00 p.m.-7:20 p.m.       7:20 p.m.-10:00 p.m.PL
        10:00 p.m.-3:00 a.m.    3:00 a.m.-3:20 a.m.       3:20 a.m.-6:00 a.m. PL

4D       6:30 a.m.-10:30 a.m.  10:30 a.m.-10:50  a.m.    10:50 a.m.-2:30 p.m. PL
         2:30 p.m.-6:30 p.m.    6:30 p.m.- 6:50 p.m.      6:50 p.m.-10:30 p.m.PL
        10:30 p.m.-2:30 a.m.    2:30 a.m.-2:50 a.m.       2:50 a.m.-6:30 a.m. PL

                              A P P E N D I X ( E )

                            INSURANCE BENEFIT PROGRAM

Eligibility

     Coverage of all benefits, with the exception of, weekly indemnity and restorative dental coverage, will commence the first of the month following the date of employment. Weekly Indemnity and restorative dental coverage will commence after your probationary period which is 90 calendar days.

     For employees who are recalled, after lay-off, all benefits shall commence on the first day of the month following return to work.

     All benefits under this program shall cease on the date of termination for an employee who is terminated for cause (subject to the grievance procedure). The exception to this shall be benefits which have been pre-approved and are ongoing.

Dependents

Dependents are defined as:

     - the spouse of an employee. Spouse includes the person to whom the employee is legally married, or was legally married and is now legally responsible, or a person of the opposite sex with whom the employee is living as husband or wife. In no event will more than one person be eligible for insurance as an employee's spouse.

     - unmarried children under 21 years of age who are dependent on the employee for support. This includes natural or legally adopted children who may or may not be living in the employee's household. Also covered are step children or any children related to the employee by blood or marriage provided they live in the employee's household and the employee is financially and legally responsible for them.

     - a mentally retarded or physically handicapped child over the age of 21 and who had the condition and was insured as the employee's dependent immediately before the age of 21.

     - unmarried children over 21 years of age and in fulltime attendance at a school or university and who are dependent upon the employee for support.

Cost of the Plan

     The Company pays the entire cost of the group benefits described in this agreement.

Claims

     All claims must be submitted through your administrator. Do not send them directly to the insurance company as this will only delay your payment. It is the employee's responsibility to supply any information necessary to substantiate a claim.

     Unless otherwise specified the company will reimburse the cost for required medical forms, under the insurance benefit program, to a maximum of $50 per form.

Life Insurance

     Your group life policy provides coverage for yourself and your dependents.

       Employee coverage                                            $50,000
       Dependent's Insurance     -        Spouse                    $10,000
                                -        each child                $  5,000

      Coverage - 24 hour basis, on and off the job, valid anywhere in the world, subject to policy exclusions.

Beneficiary

     In the event of a death from any cause while the insurance is in force, the amount of life insurance is payable to your estate, or to the person you have named as beneficiary. You may change the beneficiary by applying to the Administrator, subject to any legal requirements affecting such right.

Disability

     If you become unable to engage in any gainful employment due to sickness or injury, your life insurance will continue during the time you are disabled. Proof of your total disability will be required from time to time.

Conversion

     At termination of employment you may convert your life insurance regardless of health, to an individual policy at rates dictated by the insurance company depending on your age at time of application. You have 31 days following termination to elect this option, otherwise the option is invalid. It should be emphasized that you are not offered any special rate, therefore, for your own protection, you should check the rates of other insurance companies.



ACCIDENTAL DEATH AND DISMEMBERMENT INSURANCE

     If one of the following losses should occur within one year following an accident, payment will be made as follows:

FOR DEATH

-  The principal sum which is                       $50,000

FOR DISMEMBERMENT

For the loss of or the loss of the use of:

-        both hands                                            The Principal Sum
-        both feet                                             The Principal Sum
-        the sight of both eyes                                The Principal Sum
-        one hand and one foot                                 The Principal Sum
-        one hand and the sight of one eye                     The Principal Sum
-        one foot and the sight of one eye                     The Principal Sum
-        speech and hearing in both ears                       The Principal Sum
-        quadriplegia                                          The Principal Sum
-        paraplegia                                            The Principal Sum
-        hemiplegia                                            The Principal Sum
-        loss of one arm                                3/4 of The Principal Sum
-        loss of one leg                                3/4 of The Principal Sum
-        loss of one hand                               1/2 of The Principal Sum
-        loss of one foot                               1/2 of The Principal Sum
-        loss of the entire sight of one eye            1/2 of The Principal Sum
-        hearing in both ears                           1/2 of The Principal Sum
-        loss of speech                                 1/2 of The Principal Sum
-        loss of thumb and index finger                 1/4 of The Principal Sum
-        loss of hearing in one ear                     1/6 of The Principal Sum

Of the losses not covered by this plan, the more important ones are:

-       suicide or self destruction or any attempt thereat
-       war, hostilities or riots
-       travel or flight in any aircraft other than as a conventional passenger.

     If a claim is established for total disability, the insurance will be continued for the duration of total disability but not beyond your 65th birthday.

     Written notice of your claim must be received within 30 days and written proof of loss must be received within 90 days after the loss.

     The beneficiary named under your life insurance policy will be the same on this policy, unless stated otherwise.


DISABILITY INCOME PLAN

     To qualify for this benefit you must be considered totally disabled. For the purpose of determining total disability, the following criteria shall be followed:

     During the period of Weekly Indemnity coverage, an individual is considered totally disabled if you are prevented from doing your own job by reason of illness or injury.

     During the first two years of Long Term Disability coverage, an individual will be considered totally disabled if you are prevented from engaging in your own job by reason of illness or injury.

     Beyond the first two years of Long Term Disability coverage you will be considered totally disabled if you are prevented by illness or injury from engaging in any gainful occupation for which you are, or may reasonable become, suited by education, training or experience.

     You must be under the care of a duly qualified physician or surgeon licensed to practice medicine. Proof of disability will be required from time to time. Forms will be issued to you for completion by yourself and the attending physician.

     On termination of employment, disability coverage will cease as of that date.


Weekly Indemnity Benefits

     Benefits will be provided for a maximum 52 week period in conjunction with Employment Canada. The first 26 weeks of disablement is covered by the plan, a maximum of 15 weeks is covered by Employment Canada (at UIC rates) and the subsequent 11 weeks are covered by the plan. Benefits will be paid by the plan from the first day of an accident or hospitalization and from the fourth day of illness, as per schedule below:

        Effective January 1, 2001           $550 per week
        Effective January 1, 2003           $575 per week


Long Term Disability

     Long term disability benefits will commence after weekly indemnity benefits expire. Your long term disability benefit is payable until age 65 or until you return to active employment in the company, terminate employment or die. The long term disability benefits are as follows:

        Effective January 1, 2001           $1,050 per month
        Effective January 1, 2002           $1,100 per month

     If you return to active full-time employment after receiving LTD benefits and again become disabled due to the same disability within 6 months, LTD benefits will begin immediately without any waiting period. If a subsequent disability arises from causes entirely unrelated to a previous disability and you have been back to work on a full-time basis for at least one month, a new waiting period will be established.

     As with most benefits, Long Term Disability increases are not retroactive and the benefit that an employee is eligible for is the benefit level that was in place at the time of the original disability.

     Benefits will not be payable for disability caused by pregnancy, intentional self-inflicted injuries, by war, riot or civil commotion, or by sickness or injury resulting from employment for wage or profit other than by Prudential Steel Ltd.

To assure prompt payment:

- obtain forms from the administrator of the plan one month before the end of your waiting period.
-    complete your portion of the forms.
-    have your physician complete forms where applicable.
- submit required forms promptly to the administrator of the plan, under no circumstances later than 90 days after the end of your waiting period.


ALBERTA HEALTH CARE

     Basic health benefits are provided through Alberta Health Care. This plan covers standard hospital accommodations and doctors charges up to the approved fee schedule for office, home and hospital visits. This plan also covers hospital services such as operating room, laboratory examinations, drugs administered in hospital, diagnostic and therapeutic treatments, X-rays and the services of some paramedical practitioners such as chiropractors, naturopaths, etc.

     Your Alberta Health Care number is required at time of employment in order to place you on our group account. If you are new in the province, or an employee previously registered as a dependent on your parents registration, a registration form will have to be completed. Hospital expenses incurred outside of Canada will have to be paid directly by you. Your receipts will then be submitted to Alberta Health care for payment, and any unpaid amount can be submitted to the insurance carrier for reimbursement.

     The legislation creating medicare prohibits insuring excess physicians' fees, commonly known as extra billing and hospital user fees. Consequently, our supplementary plans cannot insure these charges.

     Income tax regulations require that the Company report, as part of your income each year, the premiums paid on your behalf for Alberta Health Care.

     Should the Alberta Provincial Government make a substantial change to the Alberta Health Care System during the term of this agreement (minus one day) then the Company and the Union will meet to discuss the impact on Prudential Steel Ltd. employees.

MAJOR MEDICAL

Your major medical plan will pay reasonable charges for the following if medically necessary:

     - by a licensed hospital, limited to semi-private accommodations including out-patient charges, in Canada, and for a temporary period outside Canada in the case of a resident of Canada who requires hospitalization due to an emergency while travelling or on vacation or because treatment is not available in Canada. In all cases, charges by a chronic or convalescent hospital for a covered person 65 years of age or over, shall be excluded.

     - for services rendered outside the province of residence of the covered person, and excludes such services rendered outside Canada except when such services are required due to an emergency while travelling or on vacation or when treatment is not available in Canada, by a physician, legally licensed to practice medicine, in excess of the charges allowed under the health insurance plan of the province of residence of the covered person. The maximum amount payable by the company for such services shall not exceed the amount specified in the fee schedule of the province of residence of the covered person, except in the case of an emergency while the covered person is travelling or on vacation or when treatment is not available in Canada when the amount payable shall be unlimited.

     - for 90% of drugs and medicines which require the written prescription of a physician or dentist for purchase, excluding the following:

         (a)      food and dietary supplements
         (b)      cosmetic or hygienic products
         (c)      experimental drugs and medicines
         (d) drugs and medicines not considered by the Canadian Medical Association to be therapeutically useful

     - for services of a chiropractor, osteopath, naturopath, podiatrist, physiotherapist, speech therapist and masseur but not to exceed $15.00 per visit, subject to a maximum of 20 visits for each type of such practitioner per calendar year for each covered person and for services of a psychologist not to exceed $1,000.00 for each covered person per calendar year.

     Charges for services by any of the above practitioners who are members of the College of Physicians and Surgeons are paid by the provincial health insurance plan.

     - for X-rays by a chiropractor not to exceed $45.00 for each covered person per calendar year.

     - for surgery performed by a podiatrist not to exceed $200.00 for each covered person per calendar year.

     - for visual motor therapy by an optometrist not to exceed $10.00 per half-hour.

     - for services of a dentist for the excision of cysts and tumours and for treatment due to accidental injury to natural teeth from an external blow, excluding biting accidents, provided treatment is received within 12 months of the accident.

     - for ambulance service to the nearest hospital where treatment is available.

     - for private duty nursing service in the home of the covered person, and in hospital outside Canada if the covered person is a resident of Canada, by a registered graduate nurse not ordinarily resident in the home and not related to the covered person, provided such service can be performed only by a registered graduate nurse and not by a person of lesser qualifications, and was certified as medically necessary by the attending physician. For any in-home private duty nursing services only 75% of the charges incurred shall be included as a covered expense and the total amount payable for such charges shall not exceed $5,000.00 for each covered person per calendar year.

     - for an artificial eye, arm, hand, leg, foot, breast or orthopaedic braces, including repairs and adjustments or replacement if repair is not possible, or to accommodate a growing child.

     - for stump socks, limited to six pair a year, for each covered person.

     - for glasses or contact lenses following a cataract operation limited to $100.00 for each eye once only.

     - for oxygen and its administration.

     - for rental of a standard wheelchair, crutches, hospital bed or iron lung recommended and approved by a physician legally licensed to practise medicine.

     - for the following items if recommended and approved by a physician legally licensed to practice medicine; elastic stockings, limited to two pair per calendar year for each covered person, traction appliance, spinal and abdominal medical supports, varco traction kits, belts and similar appliances, neck braces, cervical collars, ileostomy or colostomy kits.

     - for orthopaedic shoes custom built, the charge reduced by the cost of ordinary shoes, and orthopaedic modifications to shoes are recommended and approved by a physician legally licensed to practise medicine or by a podiatrist.

     - hearing aids (no maximum coverage within reason, but not including experimental hearing aids) once every three (3) years.

-        for medically required varicose vein treatment.

         Limitations & Exclusions - No payment shall be made for:

     - any covered expenses incurred by a dependent during a period of hospital confinement which began before the date such dependent became insured hereunder. This limitation shall not apply to a child who became insured as a dependent at birth.

     - medical or other expenses in connection with periodic health check-ups or examinations, travel for health, dental or services other than those covered under this plan, or cosmetic surgery.

     - any injury or sickness for which a covered person is entitled to indemnity or compensation under any Workers' Compensation Act or comparable legislative or insurance provision.

     - any expenses for which a covered person is not required to pay, or for any expense to which the employee is entitled to reimbursement under any non-contractual arrangement, or under the health insurance plan of the province in which the covered person resides, whether or not such covered person is insured thereunder.

     - any charges which are not permitted to be insured.

     - any injury or disease which resulted from an act of war or hostilities of any kind. - any deterrent or similar fee charged by a hospital other than a chronic care co-payment fee for a covered person under 65 years of age.


Claims

     Written notice and satisfactory proof of the incurring of an expense for which benefits are claimed hereunder must be received by the Administrator not later than 90 days following the end of the calendar year in which the expense was incurred.

DENTAL

     AS THE FINAL DETERMINATION OF DENTAL WORK REQUIRED AND COVERED IS THE DETERMINATION OF THE INSURANCE CARRIER, IT IS RECOMMENDED THAT PRE-DETERMINATION BE COMPLETED ON ANY DENTAL WORK IN EXCESS OF $300. The Health Guard Dental Benefits pays up to:

     - 100% of the reasonable charges for basic dental services, and 50% of the reasonable charges for orthodontic and restoration services; as provided by your dentist or licensed dental technician.

     - Dental coverage shall follow the current CLHIA guidelines during the term of this Agreement.

Covered expenses include:

BASIC 100%

-        routine examinations (not more than one examination every six months)
-        x-rays
-        fillings other than inlays and crowns
-        extractions
- oral surgery which includes procedures such as excision of cysts and tumours
-        cleaning and scaling
-        fluoride treatments
- periodontal care (treatment of gums) excluding periodontal prothesis (splinting) and orthodontic treatment (repositioning)
-        endodontics, e.g. root canal therapy
-        space maintainers and regainers for missing primary teeth
-        rebasing and relining of dentures

ORTHODONTIC 50%

     - orthodontic treatment (repositioning) and appliances up to a maximum of $3,500 per covered person per lifetime.

RESTORATIVE 50%

-        inlays and onlays
-        crowns and bridges, limited to once in every five years
-        pontics (false tooth)
-        dentures (not duplicate set), limited to one set every five years
-        bridge and denture repair
-        limited to a maximum of $5,000 per covered person per year

     Payment shall not exceed a portion of the amount shown in the fee schedule of the dental association of your province of residence when treatment was provided.

Limitations and Exclusions - No payment shall be made for:

-        expenses payable under any other provision of this policy.

- expenses incurred for cosmetic purposes except covered dental expenses for treatment required for correction of damagecaused by accidental injury.

- expenses for services received because of dental injury for which a covered person is entitled to indemnity or compensation under any Workers' Compensation Act or comparable legislative or insurance provision.

- expenses for services received for which a covered person is not required to pay, including any expenses reimbursed, assumed or allowed under any non-contractual plan, scheme or arrangement.

- expenses in respect of any dental injury which has resulted from an act of war or hostilities of any kind.

- expenses for services for which coverage is provided for the covered person under any other insurance plan or policy, to the extent of such coverage.


Claims

Dental claim forms for each family member must be completed by the dentist and you. The form should then be submitted to the administrator of the plan.

Written notice of any expense incurred on account of which benefits are payable hereunder must be given to the Company within 30 days from the date such expense was incurred. Written proof satisfactory to the Company of any expense on account of which benefits are claimed must be furnished to the Company within 90 days from the date such expense was incurred.

Vision Care

(a)    Safety

     One pair of safety prescription glasses per year will be supplied to those who require them for their work.

     This plan covers approved safety frames, lenses and dispensing fees to a maximum of $120.00 for single vision and $180.00 for bifocal lenses. The supplier of the safety glasses shall be appointed by the Company.


(b)    Family

     One pair of prescription glasses or contact lens per family member once every two years to a maximum of $250 per family member every two years.

     This maximum of $250 per family member may be used to offset the cost of laser surgery, however, this maximum shall apply to each individual occurrence of laser surgery and shall not be cumulative.

     The administrator will supply you with the necessary forms, prices, choice of frames, and instructions, if required, on purchasing the glasses.

Eye Examination

     Eye examinations not covered by Alberta Health Care will be covered to a maximum of $55.00 per examination and shall be limited to one examination per covered person per year.

                              A P P E N D I X ( F )

                                TRADESMEN'S TOOLS


(a) Employee-owned hand tools which are broken in the performance of work for the Company shall be replaced by the Company upon presentation of the broken tool to the Maintenance Foreman or the Electrical Foreman, as applicable, by the employee within the next working day following date of breakage, if, in the opinion of the Maintenance Foreman or the Electrical Foreman, as the case may be, the tool was required for performance of work for the Company and the work was performed in a careful and workmanlike manner including the use of the proper tool for the job.

(b) In addition to (a) above, a cash tool allowance as set out below, will be paid on completion of one (1) year of service and will be paid on the pay day immediately following May 31 of each year. For employees working less than a full year amounts will be pro-rated as at May 31.

   1.    Machinists                     $100.00
   2.    Millwrights                    $100.00
   3.    Electricians                   $ 50.00
   4.    Maintenance Welder             $ 50.00
   5.    Fab. Welder                    $ 50.00
   6.    H.D. Mechanic                  $100.00

(c) Each tradesman must supply his own hand tools as per each department's listed requirement.

                              A P P E N D I X ( G )

                               PROTECTIVE CLOTHING

The Company will supply the following protective clothing under conditions as shown:

1. For employees whose regular job is on the inside and who are requested to work outside during their regular shift, without having been notified of such before leaving for work when outside temperatures are +30 F or lower.

                  The Company will provide:

                  (a)      A winter lining for the safety helmet.
                  (b)      A pair of working gloves.
                  (c)      A heavy duty parka.
                  (d)      A heavy duty pair of pants.
                  (e)      A pair of winter boots.

     This clothing must be turned in as soon as the employee is no longer needed outside.

2. For employees whose regular job is on the inside and who are requested to work outside during their regular shift, without having been notified of such before leaving for work when it is raining.

                  The Company will provide:

                  (a)      A waterproof coat or suit.
                  (b)      A pair of overshoes.

     This clothing must be turned in as soon as it stops raining or whenever the employee is no longer needed outside.

3. For regular outside employees who are required to work outside while it is raining.

                  The Company will provide:

                  (a)      A waterproof coat or suit.

     This clothing must be turned in as soon as it stops raining. None of the aforementioned clothing can be taken outside the Company premises.

                              A P P E N D I X ( H )


                                     LOCKERS

Full size lockers will be provided for all employees.

                              A P P E N D I X ( i )


                                  PENSION PLAN

                  U.S.W.A., L.U. 7226 and Prudential Steel Ltd.

The Company to amend the Pension Plan effective January 1, 2001 to incorporate the following features which shall be made part of the renewed Collective Agreement.

1.   Eligibility

     All employees who are covered by the Collective Agreement have completed one (1) year of service to become members with service credited from date of hiring

2.   Funding

     Non-contributory; Company to bear entire cost.

3.   Normal (Unreduced Pension Benefits)

     Employees will be eligible for an unreduced basic pension at age 65 or after 30 years of service.

     In addition to the basic pension described above, active employees with at least 30 years of service will be eligible for a pension supplement payable until the retiree's 65th birthday.

4.   Monthly Pensions Payable

     Effective January 1, 2001, the basic pension benefit will be equal to $50 per month times years of service with a maximum credit of 35 years of service.

     Effective January 1, 2001, there shall be a basic pension benefit equal to $52 per month times years of service, with a maximum credit of 35 years of service, for those employees who retire between January 1, 2001 and December 31, 2003. Effective January 1, 2004, the basic pension shall be equal to $50 per month as listed above.

     Effective January 1, 2001, the pension supplement will be equal to $20 per month times years of service with a maximum credit of 30 years of service.

     5. Reduced Early Retirement Pension

          (a)  Basic Pension

          At the employee's sole discretion, after age 55, and with 10 or more years of service, but less than 30 years of service, the employee may retire with a basic pension reduced by 1/2 of 1% for each month that the retirement date precedes his 65th birthday.

          (b)  Supplemental Pension

          At the employee's sole discretion, after age 55, and with 10 or more years of service, but less than 30 years of service, the employee may retire with a supplemental pension reduced by 1/2 of 1% for each month that the retirement date precedes his 65th birthday.

6.   Vesting

          Employees shall be fully vested in accrued basic pension benefits as required under the Alberta Pension Legislation. Employees terminating with vested basic pension rights are entitled to a deferred vested pension payable at age 65.

          Current vesting is 5 years of continuous service for full vesting and 2 years of service for vesting of credited service received after January 1, 2000.

7.   Survivor Pension

          The surviving spouse of an employee who dies after becoming eligible for any form of basic pension benefit under this Plan (whether he is retired or still employed by the employer), shall receive a monthly pension for life equal to 60% of the basic pension, which the deceased spouse was receiving, or would have been entitled to receive, assuming the date of his death had been his normal retirement date for the purpose of this Plan.

8.   Credited Service

          There will be two types of credited service for the purpose of calculating benefits under the Plan:

          (a)  Past Services:

          All service with the Company up to the effective date of this Plan.

          Past service credit shall include service for periods of time that an employee was on Official Lay-Off status for years prior to January 1, 1990. This pension " Buy - Back " shall include only those employees who have a current seniority start date of December 31, 1989 or earlier.

          (b)  Current Service:

          Service after the effective date of this Plan to be calculated in years and tenths of years, as follows:

          - Any year in which an employee receives 1,700 credited hours or more shall constitute one year of credited service.

          - Where an employee has fewer than 1,700 credited hours to his credit during a year he shall be credited with 1/10 year of service for each 170 credited hours.

                  Credited hours shall be meant to include:

          1. Hours for which wages are received from the Company including vacation hours and statutory holidays.

          2. Hours the employee would normally have received while receiving weekly indemnity benefits of the Workers' Compensation Board, or the Company's Insurance Welfare Program, while in the employ of the Company.

          3.   Hours  the  employee   would  normally  have  received  while  on
               temporary Union business (not Union Employment).

9.   Pension Committee

          The Union shall appoint a Pension Committee. It is agreed that the Union Pension Committee shall be supplied with:

         -        Pension Plan statistics;
         -        Periodic financial and actuarial reports on the Plan;
         -        Verification of service credits.

          The Pension Agreement will provide for final settlement by an arbitrator, if necessary, if disputes arise within the Pension Plan.

          The Company shall contribute to a Union administered post retirement benefit fund.

APPENDIX (J)                                        X DESIGNATES 30 DAYS
LINES OF PROGRESSION                               2X DESIGNATES 60 DAYS
PRODUCTION                                         3X DESIGNATES 90 DAYS
-67-

APPENDIX (J)                                        X DESIGNATES 30 DAYS
LINES OF PROGRESSION                               2X DESIGNATES 60 DAYS
QUALITY CONTROL                                    3X DESIGNATES 90 DAYS
-68-

APPENDIX (J)                                        X DESIGNATES 30 DAYS
LINES OF PROGRESSION                               2X DESIGNATES 60 DAYS
YARD                                               3X DESIGNATES 90 DAYS

-69-

APPENDIX (J)                                        X DESIGNATES 30 DAYS
LINES OF PROGRESSION                               2X DESIGNATES 60 DAYS
YARD                                               3X DESIGNATES 90 DAYS

                                   APPENDIX K

                     SUPPLEMENTAL UNEMPLOYMENT BENEFIT PLAN

ARTICLE 1 - DEFINITIONS

1.   "Accounting Period" means a calendar month.

2. "Bargaining Unit" means the unit or units of employees covered by the Collective Agreement.

3. "Regular Benefit" means such weekly benefit as is payable under Article VII of the Plan to an eligible employee for a week of layoff in which he performed no work for the Company, and received no Jury Duty, Bereavement or similar pay from the Company.

4. "Board" means the Board of Administration provided for in Article IX hereof.

5. "Break in Seniority" means any break in or loss of seniority pursuant to the terms of the Collective Agreement.

6. "Collective Agreement" means the currently effective Collective Agreement between the Company and the Union.

7.   "Company" means Prudential Steel Ltd.

8.   "Compensated or Available Hours" for a week shall be the sum of:

     (a) all basic shift hours for which an employee receives pay from the Company;

     (b) all hours scheduled or made available to the Employee by the Company but not worked by the Employee, after reasonable notice has been given to the Employee (including any period on leave of absence);

     (c) all hours not worked by the Employee which are attributed to absenteeism of other employees;

     (d) all hours represented by vacation pay, paid pursuant to the Collective Agreement, on the basis that 40 hours, or such fewer hours for which vacation pay was received, shall be applicable to the first vacation week to which the Employee is entitled under the Collective Agreement and the remainder of such vacation hours, if any, shall be applied to any additional week of Company designated vacation received by the Employee.

9.   "Credit Unit" means a unit credited to an Employee under the plan.

10. "Employee" means an employee in the Bargaining Unit covered by the Plan. Use of the masculine gender in this Plan shall be deemed to also include the feminine.

11. "Employee in Active Service" means an employee who has performed any work for which he has drawn pay in any pay period.

12. "Fund" or "Trust Fund" means the trust fund established under Article II of the Plan from which Benefits may be payable to Employees.

13.  "Hours Credited" means:

          (i) paid clock hours actually worked by employees

          (ii) paid hours of vacation taken but not in excess of 40 hours per week of such vacation

          (iii)paid holidays not worked; paid call-in hours not worked

          (iv) paid hours not worked on the day of an injury on the job

          (v)  paid hours not worked while serving on jury duty

          (vi) regular shift hours not worked while absent due to sickness or accident for which the employee has been compensated under the Workmen's Compensation Act or the Weekly Indemnity Plan

          (vii)regular shift hours not worked by an employee while on Union business.

          (It is understood that there shall be no duplication of hours counted under the foregoing provisions).

14. "Plan" means the Supplemental Unemployment Benefit Plan as set forth in this Agreement.

15.  "Plant" means any of the company's operations.

16.  "Regular Shift Hours Worked" means hours actually worked by employees.


17. "Seniority" means seniority status under the terms of the Collective Agreement.

18. "Standard Hourly Rate" means the rate assigned in the Collective Agreement to the job classification in which the employee is working,

     (i) in the case of a regular benefit, the straight time hourly rate on his last day of work in the Bargaining Unit

     (ii) in the case of a short work week benefit, the highest straight time hourly rate paid the employee while in the Bargaining Unit during the pay period in which the short work week occurs.

19. "Supplementation" means the receiving by a laid off employee of both Employment Insurance and Weekly Supplemental Benefit under the Plan for the same week of layoff at approximately the same time and without reduction of Employment Insurance because of the payment of the Weekly Supplemental Benefit under the Plan.

20. "Trustee" means the trustee or trustees of the Trust Fund as provided for under Article II of this Plan.

21. "Employment Insurance" means any system of programme established pursuant to any law of Canada for paying benefits to persons on account of their unemployment under which an individual's eligibility for benefit payments is not determined by application of a "means" or "disability" test, and an "employment insurance benefit" means a benefit payable under Employment Insurance.

22.  "Union"  means the  United  Steelworkers  of America on behalf of its Local
     7226.

23.  "Weekly  Supplemental  Benefit" means the weekly benefit provided for under
     Article VII of the Plan.

24. "Week" or "Full Week", when used in connection with a period of layoff, means:

     (i)  a period of layoff equivalent to a work week or

     (ii) a work week for which an employee, although working all of the hours of work made available to him during such week, shall not receive pay from the Company sufficient in amount to disqualify him for a Benefit under this Plan.

25. "Weekly Straight Time Pay" means an amount equal to an employee's Standard Hourly Rate (plus any applicable out-of-line differential in effect at the time of computation of the Regular Benefit, but excluding all other premiums and bonuses of any kind) multiplied by 40.

26. "Weekly After Tax Pay" means the amount of an employee's Weekly Straight Time Pay reduced by the sum of all federal, provincial and municipal taxes and contributions which would be required to be collected, deducted or withheld by the Company from a regular weekly wage of such amount if paid to him for the last Pay Period he worked in the Bargaining Unit.

27. "Work Week" or "Pay Period" means a period of 168 hours covering work performed on any shift commencing at or after 12:01 a.m. Sunday and up to 12:00 midnight the following Saturday.


ARTICLE II - ESTABLISHMENT OF FUND

The Company shall, in accordance with the Plan, establish and maintain a Fund, with a qualified Trust Company selected by the Company as Trustee. The Company's contributions shall be made into the Fund, the assets of which shall be held, invested and applied by the Trustee, all in accordance with the Plan. Benefits shall be payable only from the Fund. All assets of the Fund shall be held by the Trustee in cash or investments in which the Trustee is authorized to invest trust funds. The Fund shall be administered in accordance with the terms of a trust agreement which shall be entered into between the Company and the Trustee.


ARTICLE III - PERCENTAGE POSITION OF FUND

Section 1 - Percentage Position of Fund

The Company shall determine for each accounting period a Percentage Position of the Fund, (hereinafter called the Percentage Position of the fund). The Percentage Position of the fund for a particular accounting period shall be the percentage of the market value of the total assets in the Fund, as certified by the Trustee as of the close of business on the Friday preceding the first Sunday of such accounting period, as it relates to the Fully Funded Position of the fund for such accounting period as determined by the Company in accordance with the provisions of this section. The Fully Funded Position of the fund for any such accounting period shall be determined by multiplying $867 by the sum of

     (i)  the number of employees in active service; and

     (ii) the number of employees laid off from work and having Credit Units, who are not included in (i),

both numbers to be determined as of the latest closed payroll period for which the figures are available prior to the first Sunday of the accounting period for which the Fully Funded Position is being determined.

Section 2 - Finality of Determinations

No adjustment in the Fully Funded Position or the Percentage Position of the Fund shall be made on account of any subsequently discovered error in the computations or the figures used in making the computations, except

     (i)  in the case of an error in bad faith, or

     (ii) in the case where after discovery of any error adjustment is feasible.


ARTICLE IV - CONTRIBUTIONS BY COMPANY

Section 1

Effective January 1, 1998, the Company shall make a contribution to the fund equal to ten (10 cents) multiplied by the total number of regular shift hours worked by all employees for such pay period.

Section 2 - When Contributions are Payable

The contribution by the Company shall be made within four weeks of the end of the accounting period with respect to which such contributions are being made.

ARTICLE V - ELIGIBILITY FOR BENEFITS

Section 1 - Application for Benefits

No employee may receive a Benefit unless he shall have made due application therefore in accordance with the procedures established hereunder and shall have met the eligibility requirements of Section 2 of this Article.

Section 2 - Eligibility

Effective January 1, 2001, and subject to the other provisions of this Plan, an applicant shall be eligible for Regular Benefit only if, pursuant to the provisions of the Collective Agreement, he is laid off from employment in the Bargaining Unit for the work week, as defined in Article I, for which application is made, or while such employee is participating in a company approved training program, for which the employee also qualifies for Employment Insurance Benefits, and,

     (a) such layoff was not for disciplinary reasons and was not a consequence of

          (i) any strike, slowdown, work stoppage, picketing or other concerted action involving employees or

          (ii) any war or hostile act of a foreign power (but not government regulations or controls connected therewith) or

          (iii) sabotage or insurrection.

     (b)  with respect to such week the applicant:

          1.   has to his credit at least one-half (.50) Credit Unit:

          2. has registered at and complied with the reporting requirements of an employment office maintained by Employment Insurance and has not failed or refused to accept employment deemed suitable by Employment Insurance, in accordance with the regulations thereunder.

          3. has received an Employment Insurance benefit for the week in which the member is claiming a benefit under this plan:

               (i) only Employment Insurance benefits received as a result of layoff from Prudential Steel ltd. shall be considered as fulfilling the eligibility requirements of this plan

               (ii) other  Employment   Insurance   benefits  such  as  training
                    allowances, maternity leave or sick benefits shall not be considered eligible under this plan.

          4. has not refused to accept work when recalled except as permitted by the provisions of the Collective Agreement.

          5. was not receiving or claiming any statutory benefit or any accident or sickness benefit under the terms of the Weekly Indemnity Plan or other disability benefit, (other than a survivor's allowance under Workmen's Compensation laws or a disability benefit which he was in receipt of while in active employment with the Company prior to layoff).

          6. did not receive any Employment benefit from or under any contract, plan or arrangement of any other employer, and was not eligible for such a benefit from or under any contract, plan or arrangement of any other employer with whom he has greater seniority than with the Company.

          7. is eligible for a Benefit under the Plan of at least $25 per week.

Section 3 - Disputed Claims for Benefits under
              Employment Insurance

With respect to any week for which an applicant for a Benefit under the Plan has been denied a benefit under Employment Insurance (except for one of the reasons set forth in Section 2(b)(3) of this Article) and such denial is being appealed by the applicant through the procedure provided therefore under Employment Insurance, there shall be no consideration given to such application for Benefit under the Plan unless and until his appeal for a Benefit under Employment Insurance with respect to such work has been allowed.


ARTICLE VI - CREDIT UNITS

Section 1 - Accrual of Credit Units

          (a) Credit Units shall have no value in terms of either time or money but shall be a means of determining duration of benefits under the varying circumstances prevailing from time to time. Credit Units shall be credited to an employee at the rates specified in subsection (b) of this section, provided that:

               1. no employee may have to his credit in the aggregate at any one time more than 39 Credit Units under the Plan, and

               2. no employee shall be credited with any Credit Units prior to the first day as of which he

                    (i)  had at least one year of seniority and

                    (ii) is an  Employee  in Active  Service  in the  Bargaining
                         Unit, but as of such day he shall be credited with Credit Units based upon his work week subsequent to date of hiring or January 1, 1991, whichever is later.

          (b) Credit Units shall be credited at the rate of one-half (.50) of a Credit Unit for each full work week commencing on or after January 1, 1991. For the purpose of accruing Credit Units under this subsection, a full work week for an employee means a work week in which his hours credited are 31 or more.

Section 2 - Forfeiture of Credit Units

An employee shall forfeit permanently all Credit Units with which he shall have been credited if at any time

               (i)  he shall incur a break in his seniority, or

               (ii) he  shall  wilfully   misrepresent   any  material  fact  in
                    connection with an application by him for Benefits under the Plan.

ARTICLE VII - AMOUNT OF REGULAR BENEFITS

Section 1 - Weekly Supplemental Benefits
                    Regular Benefit

- The Weekly Supplemental Benefit payable to any eligible applicant shall be $50.00 less the amount of any wage or remuneration earned by the applicant in such week.

- The weekly supplemental Benefit payable to any eligible applicant, while in approved training shall be $450/week for the first two weeks of his Employment Insurance waiting period, and $100/week for the balance of their training course, less the amount of any wage or remuneration earned by the applicant in such week.

Section 2 - Insufficient Credit Units for Full Benefit

If an eligible applicant shall have available a number of Credit Units less than those required for the full amount of the Weekly Supplemental Benefit for any week, he shall receive a proportionate amount of the Weekly Supplemental Benefit to which his Credit Units would entitle him on the pro rata basis, but such proportionate amount of benefit must be in an amount of at least $25.00.

Section 3  - Withholding Tax

The Trustee shall deduct from the amount of any Benefit as computed under this Plan any amount required to be withheld by the Trustee or the Company by reason of any law or regulation for payment of taxes or otherwise to any federal, provincial or municipal government.

ARTICLE VIII - DURATION OF BENEFITS

Section 1 - Number of Weeks of Benefits

The number of weeks for which an eligible applicant shall receive Weekly Supplemental Benefit payments shall be determined by the number of his Credit Unit and the current Percentage Position of the Fund. Following the implementation of this Plan on January 1, 1991, there shall be no benefits payable until the Percentage Position of the Fund reaches at least 25%. Thereafter the full Conversion Table shall apply.

Section 2 - Cancellation of Credit Units

The number of Credit Units to be cancelled for the regular benefit shall be determined by

          (i)  the seniority of the employee to whom such benefit is paid and

          (ii) the Percentage Position applicable to the week for which such benefit is paid, in accordance with the following table:

                                CONVERSION TABLE

If the Percentage                   And if at the date of the
Position of the                     seniority of the person to
Fund Applicable                     whom such Benefit is paid is:
to the week for
which such                 1 to 5    5 to 10       10 to 15       15 years
Benefit is                 Years     Years         Years          and over
paid is:
                          The Credit Units cancelled for such Benefit shall be:
75% or over               1.00             1.00         1.00              1.00
65 - 74.99                1.25             1.00         1.00              1.00
55 - 64.99                1.50             1.25         1.00              1.00
45 - 54.99                1.75             1.50         1.25              1.00
35 - 44.99                2.00             1.75         1.50              1.25
25 - 34.99                2.50             2.00         1.75              1.50
15 - 24.99                3.00             2.25         2.00              1.75
under 15%                                 No Benefit Payable

ARTICLE IX - ADMINISTRATION

Section 1 - General

     (a) The determination of the eligibility of any applicant for a Benefit and the payment of such Benefit shall be made in accordance with the provisions of this Article.

     (b) The Company shall determine the eligibility of any applicant for a Benefit and the manner of payment of such Benefit, subject to the right of appeal by the applicant as herein set forth.

Section 2 - Application for a Benefit

     (a) The Company shall establish reasonable rules, regulations and procedures concerning the times and locations at the Plant at which employees desiring to establish eligibility for and/or to apply for a Benefit may report in order to comply with the eligibility requirements of the plan and concerning the form, content, and substantiation of application for Benefits.

     (b) An applicant may be required to exhibit his employment insurance benefit cheque for the week with respect to which application is made or to exhibit other satisfactory evidence of receipt of an Employment Insurance Benefit.

     (c)  In addition, an applicant may be required to state in writing,

          (i) whether he received or was entitled to receive any benefit from any source other than the Plan for the week with respect to which application is made, and, if so, the source and amount thereof;

          (ii) the amount of any earnings during such week; and

          (iii)such further evidence and information as the Company may deem necessary to determine his eligibility for a Benefit.

Section 3 - Determination of Eligibility - Payment Procedure

     (a) When an applicant files an application for a Benefit and furnishes the evidence and information required to be furnished under Section 2 of this Article, the Company shall determine within five working days whether a Benefit is payable to him and, if so, the amount thereof.

     (b) If the Company determines that a Benefit is payable, it shall within five working days arrange payment by the Trustee.

     (c) If the Company or the Board determines that any Benefits paid under the Plan should not have been paid or should have been paid in a lesser amount (as a result of a subsequent disqualification for Employment Insurance Benefits or otherwise), written notice thereof shall be mailed to the recipient and he shall return the amount of overpayment to the Trustees. If such recipient shall fail to return such amount promptly the Trustee shall arrange for the amount of overpayment to be reimbursed to the Fund by making a deduction from future Benefits otherwise payable to such recipient or by requesting the Company to make a deduction from compensation and in such event shall pay the amount deducted to the Trustee, and advise the Board of such action. At such times as such overpayment is recovered by the Fund, the number of Credit Units, if any, theretofore cancelled with respect to such overpayment of benefits shall be restored to such employee, subject to the provisions of Article VI.

     (d) Payment of Benefits under the Plan shall be made by, and the return of amounts of overpayment shall be made to, the representative of the Trustee appointed by it for such purpose. Such representative may be a person or persons employed by the Company.

     (e) If the Company determines that an applicant is not entitled to a benefit for which he has applied, it shall send prompt written notice thereof to him by registered mail.

Section 4 - Powers and Authority of the Company

The Company shall have such powers and authority as are necessary and appropriate in order to carry out its duties hereunder, but not limited to, the following:

     (a) To obtain from employees, the Trustee, and elsewhere such information as the Company shall deem necessary in order to carry out its duties under this Plan.

     (b) To investigate the correctness of information furnished by any applicant for a Benefit.

     (c)  To make appropriate determinations pursuant to this Article.

     (d) To establish appropriate procedure for giving notices required to be given under this Plan.

     (e)  To establish and maintain necessary records.

Section 5 - Board of Administration

     (a)  Composition and Procedure:

          1. There shall be established a Board of Administration consisting of three Company appointed representatives and three Union appointed representatives hereinafter referred to respectively as the Company Members and the Union Members. In the event of a deadlock in voting on the Board, an impartial Chairman may be selected by mutual agreement of the Company and Union Members. If no agreement can be reached, the Chairman shall be appointed by the Dist. Dir. - USWA at the request of either the Company or the Union. The impartial Chairman shall be considered a member of the Board and shall attend and vote at meetings of the Board only with respect to a matter before the Board under the Plan which the Company and Union Members are unable to dispose of by majority vote.

          2. (i) The Company and the Union may appoint an alternate for each Member who may replace the respective Member at any meeting which the Member is unable to attend.

               (ii) Either  the  Company  or the Union at any time may  remove a
                    Member or alternate appointed by it and may appoint a Member or alternate to fill any vacancy among the Members or alternates appointed by it. Both the Company and the Union shall notify each other in writing of the names of Members or alternates respectively appointed by them before any such appointments shall be effective.

          3. To constitute a quorum for the transaction of business, there shall be required to be present at any meeting of the Board at least two Union Members and two Company Members. Decisions of the Board shall be by a majority of the votes cast.

          4. The Board shall not maintain any separate office or staff. The Company and the Union shall each be responsible for furnishing such clerical and other staff assistance as its own representative members of the Board respectively shall require. Copies of all appeals, reports, and other documents to be filed with the Board pursuant to the Plan shall be filed in duplicate, one copy to be sent to the Company members at the address designated by them and the other to the Union Members at the address designated by them.

     (b)  Powers and Authority of the Board:

          1. The Board shall be empowered and authorized and shall have jurisdiction,

               (i)  to hear and determine appeals pursuant to this Article;

               (ii) to  prescribe  the form and  content of appeals to the Board established pursuant to Section 6 of this Article and such detailed procedure as may be necessary with respect to the filing of such appeals;

               (iii)to require  the  Company to  authorize  the  Trustee to make payment of Benefits pursuant to determinations made by the Board;

               (iv) to require  the  Company to  authorize  the  Trustee to make payment of expenses of the Board which under the terms of the Plan are to be paid from the Fund;

               (v) to perform such other duties as are expressly conferred upon it by the Plan.

          2. Nothing in this Article shall be deemed to give the Board the power,

               (i) to prescribe in any manner internal procedures or operations of either the Company or the Union nor

               (ii) to add to,  subtract  from, or modify the provisions of this
                    Plan.

               All majority decisions of the Board shall be final and binding on employees, the Union, and the Company.

Section 6 - Appeals from Company Determination

         (a)      Appeal Procedure:

                    1. An appeal must be filed by an applicant in writing with the Board within ten (10) days from the date the employee is notified of a decision made by the Company.

                    2. A meeting of the Board of Administration, as provided in the Supplemental Unemployment Benefit Plan, will take place within ten (10) days from the receipt of a written appeal.

                    3. An appeal may be withdrawn by the applicant before the Board has made a decision.

          (b)  Applicability of Appeals Procedure:

                    1. Only the appeals procedure set forth in this Section may be employed for the purpose of the Plan. An appeal hereunder shall not be used nor deemed to be a substitute for a protest or appeal under appropriate Employment Insurance procedures of a denial of an Employment Insurance Benefit.

                    2. In acting on appeals under this Section, the Board shall have no power to determine questions arising under the Collective Agreement, even though relevant to the issues before the Board. All such questions shall be determined through the regular procedures provided therefore by the Collective Agreement, and all determinations made pursuant to such agreement shall be accepted by the Board.

Section 7 - Cost of Administering the Plan

          (a)  Expenses of the Trustee:

                    The costs and expenses incurred by the Trustee under the Plan shall be charged to the fund.

          (b)  Expenses of the Board:

                    The compensation paid to the impartial Chairman of the Board as well as any necessary expenses of the Board for the performance of its functions specified in the Plan shall be borne by the Fund. The Company members and the Union members of the Board shall serve without compensation from the Fund.

          (c)  Cost of Company Administrative Services:

                    The Company shall bear the costs of services performed by it in the administration of this plan and shall not be entitled to reimbursement from the fund for such costs.

Section 8 - Reports

          (a)  Reports by the Company:

                    1. The Company shall notify the Board and the Union with reasonable promptness of the Percentage Position of the Fund as determined by it in accordance with the provisions of
                    Article III, and shall furnish a statement showing the number of Employees in Active Service and the number of laid off employees with Credit Units used in the computation.

               2. Within 90 days following the end of each calendar year, the Company shall furnish to the Union a statement showing the number of Employee Regular shift hours on which Company's contributions to the Fund during each accounting period of such year have been based.

               3. The Company will comply with reasonable requests by the Union for other statistical information on the operation of the Plan which the Company has compiled.

          (b)  Reports by the Trustee:

          1. Within ten (10) days after the commencement of each accounting period, beginning with the accounting period in which the Company shall have made its first contribution under the Plan, the Trustee shall be required to furnish to the Board, the Union, and the Company a statement showing Trust Fund receipts during the preceding accounting period.

          2. Not later than the 10th (tenth) day of each accounting period following the first Anniversary Date, the Trustee shall furnish to the Board, the Union, and the Company,

               (i) a statement showing the total market value of the Fund as of the close of business on the Friday following the last Monday of the preceding accounting period; and

               (ii) a statement showing the amounts,  if any, paid from the fund during the preceding accounting period.

ARTICLE X - MISCELLANEOUS

Section 1 - Liability

          (a) The provisions of Article IV of the Plan express completely the Company's obligation with respect to financing the Plan and providing for Benefits, and neither the Union nor any employee shall call upon the Company to make or provide for any benefit or payment beyond the provisions of the Plan, in the event the Fund should prove insufficient to pay Benefits which might otherwise be payable under the Plan.

          (b) The Board, the Company, the Union, the Trustee and each of them shall be entitled to rely upon the correctness of any information furnished to it by an authorized representative of any of the others; and none of them shall be liable because of any act or failure to act on the part of any of the others, except that nothing herein shall be deemed to relieve any such individual from liability for his own fraud or bad faith.

Section 2 - Rights and Responsibilities

                    Neither the rights of the employees as set out in the Collective Agreement, nor the Company's right to discipline or discharge shall be enlarged or limited by reason of any provision of this Plan. The Plan shall not be deemed in any way to enlarge, qualify, limit or alter the Management responsibilities of the Company as set forth in the Collective Agreement.

Section 3 - No Vested Interest

No employee shall have any right, title, or interest in or to any of the assets of the Trust Fund or to any Company contribution thereto, except to the extent provided for by this Plan.

Section 4 - To Whom Benefits are Payable under Certain Conditions

Benefits shall be payable hereunder only to the person who is eligible therefore, except that if the Board shall find that such person is deceased or is unable to manage his affairs for any reason, any Benefit otherwise payable to him shall be paid to his duly appointed legal representative, if there be one, or if not, to the spouse, parents, children, or other relatives or dependents of such person as the Board in its discretion may determine, and any such payment so made shall be a complete discharge of any liability with respect to such Benefit. In the case of death, no Benefit shall be payable with respect to any period following the last full day of layoff immediately preceding the person's death. Such benefit shall be prorated if a partial week is involved.

Section 5 - Non-Alienation of Benefits

No benefit shall be subject in any way to alienation, sale, transfer, assignment, pledge, attachment garnishment, execution, or encumbrance of any kind and any attempt to accomplish the same shall be void. In the event that the Board shall find that such an attempt has been made with respect to any benefit, the Board in its sole discretion may request the Company to direct application of the amount of such benefit to such employee, his spouse, parents, children, or other relations or dependents as the Board may determine, and any such application shall be a complete discharge of any liability with respect to such benefit.

Section 6 - Status of Person Receiving Benefits

Neither the Company's contributions nor any benefit paid under the Plan shall be considered a part of any employee's wages for any purpose, other than for Income Tax purposes. No person who receives any Benefit shall for that reason be deemed an employee of the Company during such period nor shall he thereby accrue any greater right to participate in, accrue credits or receive benefits under any other Employee Benefit Plan to which the Company contributes than he would if he were not receiving such benefit.

Section 7 - Amendment and Termination of the Plan

          (a) So long as any Collective Agreement between the Company and the Union concerning the Plan shall remain in effect, including the period of time covered by the Collective Agreement, the Plan shall not be amended, modified, suspended or terminated. Upon Termination of such Agreement, the Company shall have the right to continue the Plan in effect or to modify, amend, suspend, or terminate the Plan once it has the agreement of the Union.

          (b) Upon any termination of the Plan, the assets then remaining in the fund shall be subject to all of the applicable provisions of the Plan then in effect and shall be issued until exhausted to pay expenses of administration and to pay benefits to eligible applicants laid off, or thereafter laid off, in the order, each week, of the respective dates as of which they were laid off, in which event the provision of the last line of the table in
               Section 2 of Article VIII with respect to a Percentage Position of less than 25% (twenty-five percent) shall apply until the Fund shall be exhausted. Following the effective date of such termination of the Plan, after all benefits have been paid that employees may be eligible to receive under the provisions of this plan, the remaining funds of the Plan shall revert to the Company.

          (c) The Company shall notify Human Resources Development Canada of any changes or amendments to this Plan within 30 (thirty) days of the effective date of the change.

Section 8 - Payments Not Effected by Other Benefits

Any other benefits received by a member of this Plan such as guaranteed remuneration, deferred remuneration or severance pay will not be reduced or increased by payments received under this plan.

                             LETTER OF UNDERSTANDING

                                     between

                         PRUDENTIAL STEEL LTD. (CALGARY)


                                       and

                         UNITED STEELWORKERS OF AMERICA
                                   LOCAL 7226


With regard to Article 5  -  Union Security:

5.02 Institution of initiation fees at $10.00.

     This document is to insure the smooth operation in the implementation of initiation fees in the amount of $10.00.

     Commencing the month following the month of hire, the Company will deduct an initiation fee from the new employee in the amount of $10.00.

     This deduction shall take place at the end of the first full pay period in the month following the month of hire.

     Such amounts deducted shall be sent to the Union with a separate accounting in the same fashion as the regular union dues deductions.

Signed this 20 day of April, 2001.

PRUDENTIAL STEEL LTD       UNITED STEELWORKERS OF AMERICA             Local 7226

/s/ R.C. Lee               /s/ D.L. Hawkings

                             LETTER OF UNDERSTANDING

                                     between

                              PRUDENTIAL STEEL LTD.

                                       and

                         UNITED STEELWORKERS OF AMERICA
                                   Local 7226



1.    Re:   Pay for Lost Time for Union Business

     The Company agrees to pay all lost time for union business, and bill Local 7226 for such time as not covered by Article 11.07, on a monthly basis.


     IN WITNESS WHEREOF the Parties hereto have executed this Letter Of Understanding on this 20 day of April, 2001.


PRUDENTIAL STEEL LTD.                           UNITED STEELWORKERS OF AMERICA
                                                (on behalf of Local Union 7226)
/s/ R.C. Lee                                    /s/ D.L. Hawkins

                             LETTER OF UNDERSTANDING

                                     between

                              PRUDENTIAL STEEL LTD.

                                       and

                         UNITED STEELWORKERS OF AMERICA,
                                   Local 7226


Effective January 1, 1991, the Company agrees to pay two and one-half (2-1/2) cents per hour for each and every hour actually worked by an employee in the Bargaining Unit to the United Steelworkers of America Local 7226 Education Fund. Such contributions shall be made solely by the Company and the Company shall not deduct such contributions or any portion thereof from an employee's wages. Such contributions are in excess of the wage rate set out in the Collective Agreement, and do not constitute a payment of wages, or any portion of a payment of wages. Upon the wages of an employee becoming due the said contributions of two and one-half (2-1/2) cents per hour shall be calculated by the Company, and set aside for the Trustees of the said Fund and the gross contributions of the Company for all hours worked by all employees in the Bargaining Unit in a month shall be forwarded by the Company to the said fund at #150, 2880 Glenmore Trail, S.E., CALGARY, Alberta T2C 2E7, no later than the fifteenth (15th) of the month following.

It is understood that the contributions above are for the benefit of members of the Union as recognized by the Trustees of the said Fund, and that the Fund shall be administered solely by the Trustees of the said Fund, and that the Trustees are empowered to make from time to time reasonable rules in this respect.

In witness whereof the parties hereto have executed this Agreement this 20 day of Arpil, 2001.


For the Company                                               For the Union

/s/ R.L. Lee                                                  /s/ D.L. Hawkins

                             LETTER OF UNDERSTANDING

                                     between

                              PRUDENTIAL STEEL LTD.

                                       and

                         UNITED STEELWORKERS OF AMERICA,
                                   Local 7226




It is understood and agreed that the officially elected President of Local 7226, while employed by Prudential Steel Ltd. and while serving in the capacity of President of Local 7226, shall be put on straight day shift in the job he normally holds as an extra employee. In addition, he shall remain accessible at all times to the members of Local Union 7226.

Pay shall be for all hours worked, or as otherwise provided for under the Collective Agreement.

In witness whereof of the parties hereto have executed this Agreement this 20 day of April, 2001.



For the Company                                               For the Union
/s/ R.C. Lee                                                  /s/ D.L. Hawkins

                             LETTER OF UNDERSTANDING

                                     between

                             PRUDENTIAL STEEL LTD.,

                                       and

                         UNITED STEELWORKERS OF AMERICA
                                   Local 7226




The Company agrees to the Union request to deduct one (1) cent per hour worked from employee's pay and remit such deduction to the United Steelworkers of America Humanities Fund as advised by the Union.

In witness whereof the parties have executed this Letter of Understanding on this 20 day of April, 2001.





PRUDENTIAL STEEL LTD.                           UNITED STEELWORKERS OF AMERICA
/s/ R.C. Lee                                    /s/ D.L. Hawkins

                             LETTER OF UNDERSTANDING

                                     between

                              PRUDENTIAL STEEL LTD.

                                       and

                         UNITED STEELWORKERS OF AMERICA
                                   Local 7226





The Company agrees with the Union's request to establish a payroll deduction plan for workers who want to contribute to the Steelworkers Savings Plan.
Details of such plan shall be as mutually agreed between the Company and the Union.

In witness whereof the parties hereto have executed this Agreement this 20 day of April, 2001.





PRUDENTIAL STEEL LTD.                            UNITED STEELWORKERS OF AMERICA
/s/ R.C. Lee                                     /s/ D.L. Hawkins

                             LETTER OF UNDERSTANDING

                                     between

                              PRUDENTIAL STEEL LTD.

                                       and

                         UNITED STEELWORKERS OF AMERICA
                                   Local 7226



The Company agrees to a severance adjustment allowance for employees covered by this Collective Agreement and such allowance shall be as follows:

The Severance Adjustment Allowance shall be equal in total to two (2) weeks' pay times years of seniority to a maximum of fifty-two (52) weeks, payable in monthly instalments, to be no greater than $400 per month, until the terminated person's individual amount is exhausted.

Alternatively, an employee affected by a plant closure may elect to receive a lump sum payment equal to 80 hours pay times year of service.

To be eligible, the person must have been actively employed by the Company for five years credited pension service and hold status on the Plant Seniority List.

To receive a benefit, the person must have been on layoff for two (2) continuous years or have been permanently laid off as a result of a plant shutdown.

The person must apply in writing and expressly give up all recall rights.

The Company and the Union agree that for the term of this Collective Agreement the Company will establish a Book Account of Ten (10) Cents per hour worked by all employees covered by the Agreement. The Account will be administered by the Company and the Union will be provided with quarterly statements.

Should the account ever fail to have sufficient funds to meet the monthly payments, the Company shall advance the necessary amount to cover that month's expense and recoup such advance from future accruals.

Any employee accepting participation in the Severance Adjustment Allowance shall waive all rights past, present and future against the Company as a result of his employment and or severance from the Company.

In witness whereof the parties hereto have executed this Letter of Understanding this 20 day of April, 2001.



PRUDENTIAL STEEL LTD.                           UNITED STEELWORKERS OF AMERICA
/s/ R.C. Lee                                    /s/ D.L. Hawkins

                             LETTER OF UNDERSTANDING
                                     between
                              PRUDENTIAL STEEL LTD.
                                       AND
                         UNITED STEELWORKERS OF AMERICA
                                LOCAL UNION 7226



It is understood and agreed that the Group Leader positions will be filled by hourly employees at the following levels of activity in each department.

                                                   Level of Activity Required
Job Classification                                       to Fill Vacancy

Mill Line Group Leader                    1 per shift per mill
Inspection Group Leader                   1 per line per shift per mill
Threading Line Group Leader               1 per shift of threading
Laboratory Group Leader                   1 when Mill I and/or Mill II
                                            is on one shift:
                                          2 when Mill I and Mill II are
                                            on 2 or more shifts
Yard Group Leader                         1 when there are 10 or more employees
                                            on a shift
Senior H.D. Mechanic Group Leader         1 when 9 H.D. Mechanics are employed
Heavy Duty Mechanic Group Leader          1 when 5 H.D. Mechanics are employed
Machinist Group Leader                    1 when 9 Machinists are employed
Fabrication Group Leader                  1 when 8 Fabrication employees
                                            are employed
Electrical Group Leader                   1 when 8 Electricians are employed

                           Signed this 20 day of April, 2001.

PRUDENTIAL STEEL LTD.                           UNITED STEELWORKERS OF AMERICA
/s/ R.C. Lee                                    /s/ D.L. Hawkins

                             LETTER OF UNDERSTANDING
                                     between
                              PRUDENTIAL STEEL LTD.
                                       AND
                         UNITED STEELWORKERS OF AMERICA
                                   Local 7226


Procedure for crew movements between the upsetter and threading lines to replace procedure dated October 18, 1979.

Movement of upsetter crew to threading line on a temporary basis:

Upsetter line       Job class           Threading line                Job class

Upsetter Operator   @  12 goes to        Group Leader                   @   14
        "           @  12 goes to        Threading Machine Op.          @   12
        "           @  12 goes to        Thread End Insp.               @   12
        "           @  12 goes to        Bucker Operator                @   12
Upset Inspector     @   8 goes to        Hydro Operator                 @    8
        "           @   8 goes to        Scale Operator                 @    8
Fin Grinder         @   7 goes to        Drift Operator                 @    7
        "           @   7 goes to        Material Handler               @    7

Movement of threading crew to upsetting line on a temporary basis:

Threading line         Job class           Upsetter line              Job class

Group Leader           @  14 goes to       Upsetter Operator            @   14
Threading Machine Op.  @  12 goes to             "                      @   12
Thread End Insp.       @  10 goes to             "                      @   12
Bucker Operator        @  10 goes to             "                      @   12
Hydro Operator         @   8 goes to        Upset Inspector             @    8
Scale Operator         @   7 goes to             "                      @    8
Drift Operator         @   5 goes to         Fin Grinder                @    7
Material Handler       @   4 goes to             "                      @    7

1. When moving from the upsetter to the threading line, the leader's job will be filled first by the senior man in O.C.G. department with recall rights then by the senior Upsetter-threader Operator.

2. Job openings will be filled first by personnel with recall rights, then by job postings. Operator jobs will be posted as Upsetter-Threader Operators. All other jobs will be posted by CWS job titles.

3.   Order of crews in the Oil Country Goods Department shall be:

          Crew 1 - Threading, Crew - 2 Threading, Crew - 3 Threading, Crew 4 - Upsetter, Crew 5 - Threading, Crew 6 - Upsetter, Crew 7 - Threading, Crew 8 - Threading, Crew 9 - Upsetter

4.   Premium Threading Crews:

         1 Premium Crew to Upsetter

         1 Shift Leader         (20)      to Upset Operator              (20)
         1 Senior CNC Operator  (14)      to Upset Operator              (14)
         1 CNC Operator         (14)      to Upset Inspector             (14)
         1 Swage/Phosphate      (8)       to Fin Trimmer                  (8)
         1 Swage/Phosphate      (8)       to Material Handler             (8)

         (1)   2 Premium Crews to Threading

         1 Senior Shift Leader  (20)      to Leadhand                    (20)
         1 Shift Leader         (20)      to Thrd Machine Opr            (20)
         1 Senior CNC Opr       (14)      to Thread Inspector            (14)
         1 CNC Operator         (14)      to Bucker Operator             (14)
         1 CNC Operator         (14)      to Drift Operator              (14)
         1 CNC Operator         (14)      to Scale Operator              (14)
         4 Swage/Phosphate       (8)      to Material Handler             (8)

         (2)   2 Premium Crews to Upsetter

         1 Shift Leader         (20)      to Upset Operator              (20)
         1 Shift Leader         (20)      to Upset Operator              (20)
         1 CNC Operator         (14)      to Upset Operator              (14)
         1 CNC Operator         (14)      to Upset Operator              (14)
         1 CNC Operator         (14)      to Upset Inspector             (14)
         1 CNC Operator         (14)      to Upset Inspector             (14)
         1 Swage/Phosphate      (8)       to Fin Trimmer                  (8)
         1 Swage/Phosphate      (8)       to Fin Trimmer                  (8)
         2 Swage/Phosphate      (8)       to Material Handler             (8)



Signed on behalf of:

PRUDENTIAL STEEL LTD.                  UNITED STEELWORKERS OF AMERICA
/s/ R.C. Lee                           /s/ D.L. Hawkins

                           Signed this day 20 of April, 2001.

                             LETTER OF UNDERSTANDING

                                     between

                              PRUDENTIAL STEEL LTD.
                           or their successors and/or
                           their assigns, hereinafter
                            called the "Company", of
                                 the first part

                                       and

                   UNITED STEELWORKERS OF AMERICA, LOCAL 7226
                             hereinafter called the
                           "Union", of the second part



Effective January 1, 1991, the Company agrees to pay five (5) cents per hour for each and every hour actually worked by any employee in the bargaining unit to the United Steelworkers of America, Local 7226 (Prudential) Safety Equipment Trust Fund. Such contributions shall be made solely by the Company and the Company shall not deduct such contributions or any portion thereof from an employee's wages. Such contributions are in excess of the wage rate set out in the Collective Agreement, and do not constitute a payment of wages, or any portion of a payment of wages. Upon the wages of an employee becoming due the said contributions of five (5) cents per hour shall be calculated by the Company, and set aside for the trustees of the said Fund, and the gross contributions of the Company for all hours worked by all employees in the bargaining unit in a month shall be forwarded by the Company to the said Fund at 150, 2880 Glenmore Trail S. E. Calgary, Alberta, T2C 2E7, no later than the fifteenth (15th) of the month following.


It is understood that the contributions above are for the benefit of members of the Union as recognized by the trustees of the said Fund, and that the Fund shall be administered solely by the trustees of the said Fund, and that the trustees are empowered to make from time to time reasonable rules in this respect.


It is also understood that the Union will prepare a financial statement on the operations of the said Fund for each calendar year, and submit this financial statement to the Company.


Upon request by the Company, the Union will supply details on the operation of the said Fund.

In witness whereof the parties hereto have executed this Agreement the 20 day of April, 2001.

Signed on behalf of:                                  Signed on behalf of

PRUDENTIAL STEEL LTD.                            UNITED STEELWORKERS OF AMERICA
/s/ R.C. Lee                                     /s/ D.L. Hawkins

                             LETTER OF UNDERSTANDING

                                     between

                              PRUDENTIAL STEEL LTD.

                                       and

                         UNITED STEELWORKERS OF AMERICA
                                   Local 7226


It is understood and agreed that the employer (Prudential Steel Ltd.) shall maintain a continuous and ongoing monitoring program at the worksite. The Union shall participate in such monitoring activities and inspections, including, but not limited to, health and safety evaluations of noise levels, air pollutants, chemical and physical agents or ventilation problems.

In addition, the Union shall be allowed to conduct whatever additional health and safety inspections and monitoring the Union deems necessary to safeguard the health and safety of its members. Inspections conducted by a third party must be mutually agreed upon by the Company and the Union.

In witness whereof the parties hereto have executed this Agreement this 20 day of April, 2001.


For the Company                                                  For the Union
/s/ R.C. Lee                                                    /s/ D.L. Hawkins

                          APPRENTICE TRAINING AGREEMENT

                                     between

                              PRUDENTIAL STEEL LTD.

                                       and

                         UNITED STEELWORKERS OF AMERICA

                                   LOCAL 7226

                                     CALGARY

                                     ALBERTA

                          APPRENTICE TRAINING AGREEMENT

                                      INDEX

Article

  1            Preamble
  2            Joint Apprenticeship Committee
  3            Relation of Trade
  4            Qualifications of Applicants for Apprenticeship
  5            Contract of Apprenticeship
  6            Schedule of Apprentice Training Rates
  7            Schedule of Training Processes
  8            Instruction of Apprentices
  9            Seniority
 10            Hours of Work
 11            Certificate of Apprenticeship
 12            Modification of Standards
 13            Duration of Agreement

Exhibit

 "A"           Record of Application
"A-1"          Application for Apprenticeship (Government form not included)
 "B"           Contract of Apprenticeship (Government form not included)
 "C"           Schedule of Apprenticeship Training Periods
               and Classifications
 "D"           Work Processes and Related Organized Training
 "E"           Personal Evaluation for Apprenticeship Selection

ARTICLE 1 - 1

PREAMBLE


1.01 This Agreement entitled "Apprentice Training Agreement", dated , 20 , is entered into between Prudential Steel Ltd., Calgary, Alberta, and/or its successor, (hereinafter) referred to as ("the Company") and Local Union 7226, United Steelworkers of America and/or its successor, (hereinafter) referred to as ("the Union") and is supplemental to the Collective Agreement currently in effect between the Company and the Union . Wherever the masculine pronoun is used in this Agreement, the same shall be construed as meaning the feminine.

Unless specifically amended by the Apprenticeship Training Agreement or by other Agreement approved jointly by the Company and the Union, the provisions of the Collective Agreement currently in effect shall apply to Apprentices the same as to other employees covered by the Collective Agreement.

1.02 This Agreement is established as an aid to the Company and its employees as represented by the Union.

     (a) To give practical expression to the mutual desire of the Company and the Union to develop trained, qualified Journeymen in the respective trades through an adequate Apprentice Training Program; and

     (b) To provide a detailed record of the basis upon which such Apprentice Training Program is to be conducted.


ARTICLE 2 -

JOINT APPRENTICESHIP COMMITTEE

2.01 A Joint Apprenticeship  Committee shall be established  consisting of three
     (3) representatives of the Company and three (3) representatives of the Union.

     This Committee shall administer the provisions of this Agreement. Each representatives shall have one vote. Union representatives on the Joint Apprenticeship Committee shall be members of Local 7226 in the employ of the Company.

2.02 The Secretary of this Committee shall be a designated Committee representative of the Company. No minutes of any meeting shall be valid unless co-signed by a designated Committee representative of the Union. The Chairman of this Committee shall be a representative of the Company.

2.03 The Committee shall meet at regular monthly intervals, or more often when requested by either party. No meeting shall be held with less than two (2) members of each party present. However, if only two (2) members are present, of either party, they shall have authority to vote the full three
     (3) votes of the respective group.

2.04 Each group may request consultants to attend meetings. Such consultants may participate in discussions, but shall not vote on any matters.

2.05 The duties of the Committee shall be as follows:

     (a)  To approve Apprenticeship Applications; (Exhibit "A-1")

     (b) To hear and adjust differences which may arise respecting the provisions of this Agreement;

     (c)  To ensure that adequate and proper training is given the Apprentice;

     (d)  To review testing procedures and results;

     (e) To co-operate with the apprentice, the school authorities, the Company and the Union in the successful operation of the Apprentice Training Program;

     (f) To co-operate with the Provincial Government Apprenticeship Training Branch;

     (g) To improve the standards of apprenticeship by recommending additions and revisions;

     (h) To formulate and carry out plans to create and maintain interest in the Apprentice Training Program;

     (i) To ensure that the program is administered properly and periodically to review the progress of the apprentices.

2.06 The Company shall establish and install all apprenticeship programs. These programs shall be reviewed by the Joint Apprenticeship Committee. Should the Joint Apprenticeship Committee be unable to agree, with regard to the content of any apprenticeship program, as established by the Company, the matters in dispute, which cannot be resolved by the Joint Apprenticeship Committee, shall be subject to Article 6 of the Collective Agreement.

ARTICLE 3 -

RELATION OF TRADE

3.01 Employees may be selected to serve as apprentices for the purpose of developing skilled Journeymen in the trades of:

               (a)     Electrician
               (b)     Heavy Duty Mechanic
               (c)     Machinist
               (d)     Millwright
               (e)     Welder-Maintenance
               (f)     Welder-Fabrication

3.02 Employees who possess the requisite qualifications and ability shall be eligible for apprentice training in the respective trades or crafts.

3.03 There shall be a ratio of not more than one apprentice for each trade, and additionally, one apprentice for each four (4) Journeymen regularly employed in the bargaining unit in respective trade, except as may be otherwise agreed by the Joint Apprenticeship Committee.

3.04 A reduction in the number of Journeymen may not call for a reduction in the number of apprentices provided the agreed ratio, in Article 3.03, is not exceeded.

ARTICLE 4 -

QUALIFICATIONS OF APPLICANTS FOR APPRENTICESHIP

4.01 Applications for apprentice training shall be made in accordance with the Job Posting provisions of the Collective Agreement currently in effect.

4.02 Applicants for apprenticeship shall possess the following qualifications:

Scholastic

     (a) Applicants for apprenticeship training shall have a minimum education to be agreed upon by the Joint Apprenticeship Committee as each case arises, but should not be less than a Grade 9 certificate or other qualifications determined by the Minister of Labour, as equivalent thereto for the following trades:

                       - Heavy Duty Mechanic
                       - Welder

     (b) The following trades should have a minimum of a Grade 10 certificate or other qualifications determined by the Minister equivalent thereto:

                       - Electrician
                       - Machinist
                       - Millwright

4.03 All qualified applicants, before being accepted as apprentices shall:

     (a) Fill out Record of Application Form set forth as EXHIBIT "A" of this Agreement.

     (b) fill out Application for Apprenticeship Form set forth as EXHIBIT "A-1" of this Agreement.

4.04 The Company shall furnish to the Union lists showing apprentices selected and any future change in their training periods. Such lists shall include:

               (a) Name of trade;
               (b) Name of apprentice;
               (c) Training period to which assigned;
               (d) Date of assignment to such training period.

4.05 Selecting Apprentices

     The information notice for an apprenticeship opening will include the trade the apprenticeship is for and the dates on which the information notice goes up and comes down. You may contact the Personnel Department for any additional information.

     The apprenticeship will be open to all Prudential Steel Employees except tradesmen and apprentices in another trade. There will be no negative effect to an employee's chance of getting an apprenticeship if more than one trade apprenticeship is applied for, although it is in the employee's best interest to go after one trade and get both work experience and education that relate directly to the apprenticeship that is being applied for. This is recognized in the Apprenticeship Evaluation Procedure.

     The information notice will remain on the bulletin boards for a minimum of three (3) days to ensure everyone on the property has an opportunity to read and respond to it.

     At this point, the selection process begins. The first step is to see if the applicant has the minimum requirements:

     The probation period of service with Prudential Steel has been completed as of the closing date of the notice.

     The applicant has the minimum education requirements as set by the apprenticeship board.

     If these two requirements are met, you can proceed to the next step in the selection process.

Responsibilities In The Apprenticeship Selection

     It is the responsibility of the employee applying for the apprenticeship to provide all information and certificates that relate directly to the apprenticeship applied for by the closing date of the notice.

     The  Apprenticeship  Committee will be made up of three (3) Union and three
     (3) Company representatives. The Apprenticeship Committee will set out it's own procedures. All decisions of the Committee shall be made jointly.

     The Personnel Department will administer the trades related tests and score them, calculate the point value for each applicant for length of service, distribute and collect Employee Performance Appraisals for the applicants, and schedule the interviews with the Apprenticeship Committee. These interviews will be conducted, and all will be completed in one day, if possible. The goal is to gather all information quickly so that the apprenticeship may be awarded as expediently as possible.

Apprenticeship Evaluations

     Trade Assessment Exam This test is conducted through the Personnel Department. The test is designed to examine candidates in areas that are pertinent to the trade. Each candidate will have two opportunities to write the test. At the present time, the pass mark is 70%. Ten (10) points will be awarded for the test, however, a pass mark must be achieved for being considered for the apprenticeship. The ten (10) points will be awarded in relationship to your test score as: 70%-79% = 2 pts; 80%-84% = 4 pts; 85%-89% = 6 pts; 90%-94% = 8 pts; 95%-100% = 10 pts.

     Present  Job  Performance  It  is  the  committee's   plan  to  initiate  a
     performance evaluation to be done on each candidate by his/her immediate foreman. The evaluation is on overall performance at their present job.


Seniority

          This is for the candidates company seniority since last date of hire up to the date the notice closes. This accounts for 30% of the overall rating. One point will be determined by dividing the total service, in months, of the senior applicant by 30. The corresponding amount will be used to determine the points scored for each subsequence applicant. ie: Senior applicant = 120 months Divided by 30 = 4 months = 1 point All other applicants' seniority in months, divided by 4, equals their points.

Work History

          This would include all past experience gained both previous to and during employment at Prudential Steel, that specifically relates to the apprenticeship that has been applied for. Confirmation of the exact experience obtained before working at Prudential Steel must be in writing, and experience obtained at Prudential Steel confirmed verbally.

Some points to consider when deciding the specific point value for past experience are:

- how familiar the candidate is to the trade through the jobs he has worked at (ie: for heavy duty mechanics, an equipment operator would have some exposure to the job. For millwrights, a person that has worked in the plant would have some exposure to the job.)

- consider the amount and quality of the experience along with the time spent in the position to gain experience related to the trade.

- have they worked in any jobs that have given them experience with shop practices and safety as it relates to the trade.

-    how in depth has the experience been.

Points are divided into three (3) areas and will be determined by the Apprenticeship Committee to ensure consistency: 1) shop practices (5) 2) trade-related experience (10) 3) other work-related experience (5)

          This accounts for 20% of the overall rating.

Trade Related Education

          In this area, we look at the candidate's extra skills or education. Has he/she taken a pre-apprenticeship or any other trade-related courses on his/her own? First aid courses, although helpful, are of a general nature and not specifically trade-related thus they will not be considered. Points for extra effort relating to the trade will be awarded here.

          A  pre-apprenticeship  that has been taken for the trade  applied  for
          would  be  worth  twenty  (20)   points.   Other   courses   would  be
          comparatively judged, using the pre-apprenticeship as a standard.

          An exception to this would be courses taken to qualify the applicant for the apprenticeship (ie: G.E.D. or grade twelve upgrading would not be counted). Courses taken to improve an applicant's minimum standing or taken during high school (ie: auto shop) also will not be counted.

          Points will be determined by the Apprenticeship Committee to ensure consistency.

          This accounts for 20% of the overall rating.

Education

          Completion of Grade 10 is a must for entrance into most of the Apprenticeship programs in Alberta.

          It is also the desire of Prudential Steel to promote the completion of an individual's high school education.

          An individual will be awarded ten (10) points for completion of each grade above 10 to a maximum of twenty (20) points for completion of the highest grade completed in his/her province or state.

          G.E.D. or equivalent education will be considered as with the above.

Scoring

          Total scoring is out of 100 points. One (1) point = 1%. Calculations will be rounded to one decimal point.

          Awarding The Apprenticeship

          Within five days after the selection process is complete, the name of the successful candidate will be posted.

          At this point, the new apprentice will be asked to come to the Personnel Department and complete the necessary forms of indenture, and to see the general foreman of the area he/she will be working in to discuss the move into the trade.

          There may be a waiting period from the time the apprenticeship is awarded to the start date. This is to minimize the disruption in the operation where a need arises to fill the position of the successful candidate.

          NOTE: The successful candidate will be scheduled to write a Trades Entrance Exam provided by the Apprenticeship Branch, if not already done.

ARTICLE 5 -

CONTRACT OF APPRENTICESHIP

5.01 Each apprenticeship application set forth as EXHIBIT "A-1", complete with documented proof of education and experience, shall be submitted to the Joint Apprenticeship Committee for approval by the Committee prior to being forwarded to the appropriate Provincial Government department. No application shall be so forwarded, which has not been approved by the committee.

5.02 The applicant whose application has been approved by the Joint Apprenticeship Committee and his parent or guardian, if he is under 17 years of age, shall enter into an Apprenticeship Contract with the Company.

     All standards contained in this Agreement shall be a part of the Apprenticeship Contract as though specifically written therein. A specimen Apprenticeship Contract is set forth as EXHIBIT "B" of this Agreement. Such Apprenticeship Contract shall not be eligible for registration with the appropriate Provincial Government department until after the apprentice has been in training for a period of ninety (90) calendar days.


5.03 The following shall receive copies of the Contract of Apprenticeship properly filled out:

       (a)     The apprentice;
       (b)     The Company;
       (c)     The appropriate Provincial Government Department;
       (d)     The Union.

5.04 The Union shall be notified by the Company whenever an Apprenticeship Contract is cancelled for any reason, either by the Company or the apprentice.

     Such notification shall be in writing, and shall state the reason for such cancellation, and shall be submitted as soon as possible, but not later than ten (10) calendar days after cancellation.

ARTICLE 6 - SCHEDULE OF APPRENTICE TRAINING RATES

6.01 A schedule of Apprentice Rates for the respective apprentice training periods of actual training experience with the Company in the trade or craft in each training period is herein established at various levels of the respective Standard Hourly Wage Scale rates for the respective trade or craft job. The Schedule of Appropriate Training Periods and Classifications is set forth in EXHIBIT "C" of this Agreement.

6.02 The Schedule of Apprentice Training Rates shall be related to the Standard Hourly Wage Scale in effect from time to time, and as set forth in the Collective Agreement, and the apprentice shall be paid accordingly.

6.03 Credits

     An employee who has acquired experience in a trade by working on a job closely allied with such trade shall be granted credit for one or more apprenticeship training periods. Such training period credits shall be recommended by the Joint Apprenticeship Committee, subject to final determination by the Provincial Government Apprenticeship Branch.

ARTICLE 7 -

SCHEDULE OF TRAINING PROCESSES

7.01 In order to develop qualified Journeymen in the respective trades or crafts, apprentices shall receive appropriate and adequate training by means of assignments to practical job work and by other supplemental and related training.

7.02 Schedule of Work Experience

     The apprentice, during his term of apprenticeship, shall receive such broad experience and training on the job, as it is necessary to develop a practical and fully trained Journeyman. This shall include work both in and out of the shop, under qualified supervision. It is recognized that it may not always be possible to establish a specific sequence of work experience, but it is also recognized that the final objective of work assignments to the apprentices is the development of fully trained Journeyman in the respective trades or crafts.

     Qualified supervision shall mean that degree and closeness of supervision necessary to teach good workmanship. Consistent with work schedules, it shall not mean that the apprentice, at all stages of his training must be accompanied at all times by his supervisor or a Journeyman, for as apprenticeship advances, so will the apprentice's degree of performance and the amount of responsibility, but it shall mean, however, that no apprentice shall be required to exercise skill or responsibility beyond that of the level which he from time to time has attained.

7.03 Supplemental and related organized training shall consist of periods of training at the Provincial Institute of Trades, as required by the appropriate Provincial Government department.

     Apprentices shall be required to maintain steady progress in their related organized training courses, and complete them within the specified time. In the case of failure on the part of any apprentice to fulfill his assumed obligations as to progress in and completion of his related organized training course, and after all permitted opportunities have been exhausted, his apprenticeship shall be suspended or cancelled.

7.04 (a) During periods of supplemental and related organized training, as outlined in Section 7.03, the apprentice shall be paid the normal straight time hourly wages in accordance with exhibit "C" schedule of apprenticeship training periods and classifications. The attendance record will be monitored and wages will be deducted for absenteeism.

     (b) Apprentices who have been placed on lay-off status from the Maintenance Department, but who are still in the employment of Prudential Steel Ltd. shall remain eligible for the benefits in Articles 7.03 and 7.04 (a), however, to qualify for this provision they must have completed the necessary hours of work and length of apprenticeship service prior to attending the period of supplemental and related organized training.

     The apprentice shall pay the cost of required text books during his apprenticeship training.

7.05 Hours of apprenticeship training periods not attended shall be deducted from the regular straight time earnings in the calculations made in Section 7.04.

7.06 Set forth as EXHIBIT "D" of this Agreement is an example only of how work processes and other related organized training are developed.

ARTICLE 8 -

INSTRUCTION OF APPRENTICES

8.01 (a) The department supervision shall keep accurate records of the progress of each apprentice in his department, as to practical and related training, and report to the Joint Apprenticeship Committee at specified intervals, regarding the progress of the apprentice.

     (b) The apprentice's immediate supervisor shall ensure that the apprentice obtains the practical work experience outlined in the Schedule, of Job Training and related organized training, as established for the respective trade, and is given instruction in safe work methods in each work operation encountered throughout the term of the apprenticeship.

8.02 The apprentice shall receive active instruction from Journeyman and/or other qualified personnel, and shall not be put on a job and expected to learn it alone. Apprentices shall be given full opportunity by Journeymen to learn all aspects of the trade.

8.03 The apprentice shall regularly attend any Company scheduled lecture courses, and do such reasonable home study work as may be prescribed by the Company from time to time to assist his training. The Company shall pay the apprentice at his regular hourly wage rate for attendance during his regular working hours at scheduled lecture courses, subject to Section 7.04.

8.04 The apprentice shall progressively acquire the standard craftsman's tools normally considered to be the tradesman's obligation to supply.

ARTICLE 9 -

SENIORITY

9.01 Apprentices shall commence accumulating maintenance department seniority effective on the date of entry into the department, following ninety (90) day trial period. In the event there is a reduction in the number of apprentices in a trade, the apprentice in such trade shall be laid off and/or recalled in accordance with their maintenance department seniority.

     Upon  successful   completion  of  their   apprenticeship,   the  employees
     maintenance department seniority shall be his original date of entry into the maintenance department as an apprentice.

9.02 Subject to the exceptions specified in Section 9.01, apprentices shall be governed by the seniority provisions of the Collective Agreement currently in effect between the Company and the Union.


ARTICLE 10 -

HOURS OF WORK

10.01Hours worked by an apprentice in excess of forty (40) hours per week shall be credited on a straight time basis toward completion of the period of apprenticeship.

10.02Each apprentice, upon indenture, shall be furnished a record book by the Company. The Company must faithfully keep this record book up-to-date, and it shall be verified at the end of each year by the Foreman.

ARTICLE 11 -

CERTIFICATE OF APPRENTICESHIP

11.01Upon  the  successful  completion  of  his  term  of  apprenticeship,   the
     apprentice shall be classified as a Journeyman in his trade. He shall also receive his certificate of Apprenticeship, issued by the Provincial Government.

ARTICLE 12 -

MODIFICATION OF STANDARDS

12.01The  Joint  Apprenticeship   Committee  shall  recommend  modifications  of
     standards  specified  in  this  Agreement,   subject  to  approval  by  the
     appropriate Provincial Government department, where necessary, and agreement by the parties to this Agreement.

ARTICLE 13 -

DURATION OF AGREEMENT

13.01 This Agreement shall be effective as of the signing date.



PRUDENTIAL STEEL LTD.,                           UNITED STEELWORKERS OF AMERICA
CALGARY, ALBERTA.                                        LOCAL UNION 7226
/s/ R.C. Lee                                    /s/ D.L. Hawkins

       SIGNING DATE: April 20, 2001

                                   EXHIBIT "A"

                              PRUDENTIAL STEEL LTD.

                              RECORD OF APPLICATION

                               FOR APPRENTICESHIP



In the Trade or Craft of
Name in Full                              Clock No.
Tel. No.                                  Street Address
City or Town                              Date of Birth
Height                                    Weight

School Attended:

Public                                       Grade
High                                         Grade
Technical                                    Grade
Specialized in
Related Experience (if any)

Use back of form, if necessary

                                   EXHIBIT "C"


         SCHEDULE OF APPRENTICESHIP TRAINING PERIODS AND CLASSIFICATIONS



6 Months
Training Periods 1st    2nd   3rd    4th   5th  6th      7th   8th    Journeyman

TRADE TITLES           APPRENTICE JOB CLASSES

Electrician      8      9     11     13    14     16     18    19     21


Heavy Duty
Mechanic         8      9     11     13    14     16     18    19     21



Machinist        8      9     11     13    14     16     18    19     20



Millwright       8      9     11     13    14     16     18    19     20


Welder
Maintenance      8        9      11    13     14  16                  20


Welder
Fabrication      8      9     11     13    14     16                  18

                                   EXHIBIT "D"

                  WORK PROCESSES and RELATED ORGANIZED TRAINING


Work processes and related organized training procedures are to be developed and established for each trade by the Joint Apprenticeship Committee. The Committee shall follow the formula outline of the Alberta Apprenticeship Board booklet, for each trade, as is practical with the Company's facilities. Attached is a sample of a work process outline.

                                   EXHIBIT "E"

                PERSONAL EVALUATION FOR APPRENTICESHIP SELECTION

TRADE:                                               DATE:

NAME OF APPLICANT:

------------------------------------------- --------------- ------------- -----
                                               POSSIBLE        POINTS
                 CATEGORY                       POINTS         SCORED
------------------------------------------- --------------- ------------- ------
------------------------------------------- --------------- ------------- ------

Trades related test                               10
------------------------------------------- --------------- ------------- ------
------------------------------------------- --------------- ------------- ------

Length of service                                 30
------------------------------------------- --------------- ------------- ------
------------------------------------------- --------------- ------------- ------

Work History:                                     20
a) shop practices                   (5)
b) trade related experience        (10)
c) other mechanical experience      (5)
                                                            ------------- ------
                                                            ------------- ------

                                                            a)
                                                            ------------- ------
                                                            ------------- ------

                                                            b)
                                                            ------------- ------
                                                            ------------- ------

                                                            c)
------------------------------------------- --------------- ------------- ------
------------------------------------------- --------------- ------------- ------

Trade related education                           20
------------------------------------------- --------------- ------------- ------
------------------------------------------- --------------- ------------- ------

Education                                         20
------------------------------------------- --------------- ------------- ------
------------------------------------------- --------------- ------------- ------


=========================================== =============== ============= ======
------------------------------------------- --------------- ------------- ------

TOTAL                                             100
------------------------------------------- --------------- ------------- ------



ADDITIONAL COMMENTS:
--------------------------------------------------------------------------------


                           Apprenticeship Evaluations

1) Trade Assessment Exam This test is conducted through the Personnel Department. The test is designed to examine candidates in areas that are pertinent to the trade. Each candidate will have two opportunities to write the test. At the present time, the pass mark is 70%. Ten (10) points will be awarded for the test, however, a pass mark must be achieved for being considered for the apprenticeship. The Ten (10) points will be awarded in relationship to your test score as: 70%-79% = 2 pts; 80%-84% = 4 pts; 85%-89% = 6 pts; 90%-94% = 8 pts; 95%-100% = 10 pts.

2)   Present  Job  Performance  It  is  the  committee's   plan  to  initiate  a
     performance evaluation to be done on each candidate by his/her immediate foreman. The evaluation is on overall performance at their present job.

3) Seniority This is for the candidates company seniority since last date of hire up to the date the notice closes. This accounts for 30% of the overall rating. One point will be determined by dividing the total service, in months, of the senior applicant by 30. The corresponding amount will be used to determine the points scored for each subsequence applicant. ie:
     Senior applicant = 120 months Divided by 30 = 4 months = 1 point All other applicants' seniority in months, divided by 4, equals their points.

4) Work History This would include all past experience gained both previous to and during employment at Prudential Steel, that specifically relates to the apprenticeship that has been applied for. Confirmation of the exact experience obtained before working at Prudential Steel must be in writing, and experience obtained at Prudential Steel confirmed verbally.

                PERSONAL EVALUATION FOR APPRENTICESHIP SELECTION

TRADE:
                                                          DATE:

NAME OF APPLICANT:

------------------------------------------- --------------- ------------- ------

                                               POSSIBLE        POINTS
                 CATEGORY                       POINTS         SCORED
------------------------------------------- --------------- ------------- ------
------------------------------------------- --------------- ------------- ------

Trades related test                               10
------------------------------------------- --------------- ------------- ------
------------------------------------------- --------------- ------------- ------

Length of service                                 30
------------------------------------------- --------------- ------------- ------
------------------------------------------- --------------- ------------- ------

Work History:                                     20
a) shop practices                   (5)
b) trade related experience        (10)
c) other mechanical experience      (5)
                                                            ------------- ------
                                                            ------------- ------

                                                            a)
                                                            ------------- ------
                                                            ------------- ------

                                                            b)
                                                            ------------- ------
                                                            ------------- ------
                                                            c)
------------------------------------------- --------------- ------------- ------
------------------------------------------- --------------- ------------- ------

Trade related education                           20
------------------------------------------- --------------- ------------- ------
------------------------------------------- --------------- ------------- ------
Education                                         20
------------------------------------------- --------------- ------------- ------
------------------------------------------- --------------- ------------- ------


=========================================== =============== ============= ======
------------------------------------------- --------------- ------------- ------
TOTAL                                             100
------------------------------------------- --------------- ------------- ------



ADDITIONAL COMMENTS:
--------------------------------------------------------------------------------

                             LETTER OF UNDERSTANDING

                                     between

                              PRUDENTIAL STEEL LTD.

                                       and

                         UNITED STEELWORKERS OF AMERICA
                                   Local 7226


                            RE: EMPLOYEE EMPOWERMENT


1.   The Company and the Union are committed to making changes which will both:

     (a)  Increase the efficiency of operations and;

     (b) Result in better jobs and a better work environment from the point of view of the worker.

     The second objective will involve, but is not limited to, providing employees with greater opportunity to train and expand their skills, more responsibility and influence over decisions in their jobs, and the elimination of Health and Safety Hazards.

2. The Company and the Union are committed to a process of an ongoing consultation and joint decision making on certain issues related to workplace change, as set out below.

3. The Company and the Union agree that decision making should be pushed down to the lowest level possible. As many decisions as possible should be made by those directly affected.

4. Employee empowerment may evolve to include new job progression and rotation systems, and establishment of work groups or self-regulated work teams.

5. In order to achieve the objectives outlined above, the parties will immediately establish a Joint Steering Committee, made up of three (3) members from the Company and three (3) members from the Union who shall jointly direct the development, implementation and maintenance of an employee empowerment process.


                         Local Joint Steering Committees

  The duties of the Local Joint Steering Committee will include the following:

(a) To review the training needs of all employees and develop a comprehensive training program, which may include participation in CSTEC, which will then be implemented after it is approved by the Joint Steering Committee. This work will be done by a Joint Training Committee struck by the Joint Steering Committee for that purpose. The Training Committee will then present its proposal to the Joint Steering Committee for approval;

(b)  Establish,   by   consensus,   guidelines,   training  and   implementation
     requirements specific to employee empowerment;

(c) Approve, by consensus, all proposals for the development of employee empowerment which require modification or clarification relative to the Collective Agreement;

(d) Approve, by consensus, payment of lost time wages by the Company for Union members for meetings of the Local Joint Steering Committee;

(e)  To authorize the establishment of Joint Sub-Committees, as necessary.

6. The Company will make the final decision if the following conditions are met:

     1) No mutually acceptable decision can be reached by the Joint Steering Committee.

     2) The Company would have the right to make a unilateral decision under the terms of the Collective Agreement, Absent this letter.

7. In the event that the Company makes the final decision, the Union retains any rights it would have had to grieve that decision under the terms of the Collective Agreement, Absent this letter.

8. Questions concerning the combination, amalgamation, creation or elimination of jobs arising from employee empowerment and/or other major proposals will be thoroughly discussed by the Joint Steering Committee. If no agreement is reached on these questions then the parties will revert to their rights under the Collective Agreement.

9. This Letter of Understanding will be in effect for the term of the Collective Agreement, and from year to year thereafter. However, this Letter of Understanding may be terminated by either party, by serving written notice on the other party, no sooner than thirty (30) days, no later than fifteen (15) days, prior to the expiration of each year of the Collective Bargaining Agreement.


Signed this 20 Day of April, 2001 on behalf of:


PRUDENTIAL STEEL LTD.                            UNITED STEELWORKERS OF AMERICA
/s/ R.C. Lee                                     /s/ D.L. Hawkins

                   APPENDIX 'A' TO THE LETTER OF UNDERSTANDING

                            RE: EMPLOYEE EMPOWERMENT


RE: SHIFT LEADERS

It is understood and agreed that the Company may appoint Bargaining Unit members to the position of Shift Leader. The Shift Leader position shall be meant to be those Group Leader positions that are operating without direct supervision and are essentially performing the duties and responsibilities of a non-union salaried foreman. The appointment of bargaining unit members shall be subject to the following terms and conditions:

The appointment of bargaining unit members to the position of Shift Leader shall be done pursuant to the Letter of Understanding re: Employee Empowerment.

Each employee appointed to the position of Shift Leader shall be eligible to receive units of $0.50 per hour Administrative Additive in addition to the Standard hourly rate that the employee would normally receive.

The Joint Steering Committee of the Employee Empowerment Committee shall determine the number of Administrative Additive units that each Shift Leader position will receive, and shall be empowered to make adjustments to these rates, from time to time, as mutually agreed.

This is an Appendix to the Letter of Understanding re: Employee Empowerment and as such is part of the Collective Agreement; however, the number of Shift Leaders at any time, appointments or administrative additives given under this agreement shall NOT form any precedent or established practice under the terms of the Collective Agreement. If this Appendix of the Letter of Understanding is cancelled, then all Shift Leaders will revert to their former position and wage level pursuant to the Collective Agreement. While this Appendix is in effect, if there is a conflict between this Appendix and the Collective Agreement, this Appendix shall prevail.

This Agreement may be cancelled by either party at any time upon official notification to the other party.

         Signed this 20 day of April, 2001

Prudential Steel Ltd.                            United Steelworkers of America
/s/ R.C. Lee                                     /s/ D.L. Hawkins

                             LETTER OF UNDERSTANDING

                                     between

                              PRUDENTIAL STEEL LTD.
                           or their successors and/or
                           their assigns, hereinafter
                            called the ACompany@, of
                                 the first part

                                       and

                   UNITED STEELWORKERS OF AMERICA, LOCAL 7226
                             hereinafter called the
                           AUnion@, of the second part

                               PROFIT SHARING PLAN

Effective January 1, 1998, a Profit Sharing Plan shall be instituted that will be paid quarterly, according to the following formula:

A) Two (2) percent of quarterly profit after tax and after subtracting dividends, but before extraordinary items,

B) divided by the total average employment of Prudential Steel Ltd. hourly employees for the quarter,

C)   divided by 520 hours,

D) multiplied by: Straight Time hours worked plus Overtime hours worked, Vacation hours taken and Statutory holidays hours.

E) quarterly profit shall be defined as the quarterly profit of Prudential Steel Ltd., Calgary operations only.

Payments will be issued quarterly. The final adjustment of each year will be based on audited financial statements and will reconcile any payments from the three earlier quarters of that year. The company will provide the union with quarterly income statements and data regarding the number of hours worked as soon as quarterly results are published.

Signed this 20 Day of April, 2001 on behalf of:

PRUDENTIAL STEEL LTD.                            UNITED STEELWORKERS OF AMERICA
/s/ R.C. Lee                                     /s/ D.L. Hawkins

                             LETTER OF UNDERSTANDING

                                     between

                              PRUDENTIAL STEEL LTD.

                                       and

                         UNITED STEELWORKERS OF AMERICA
                                   Local 7226


Re: Funding of Post Retirement Benefit Plan and Termination of Supplemental Unemployment Benefit Plan

Effective January 1, 2001, the Company shall contribute $0.10 per hour worked to a Post Retirement Benefit Plan. This Plan shall be administered by the Union, and shall be used to provide Health and Welfare benefits for employees who have retired from Prudential Steel Ltd. The benefit levels and eligibility requirements shall be at the sole discretion of the Union.

Effective January 1, 2002, the Company shall cease payments to the Supplemental Unemployment Benefit Plan, Appendix (L) of this agreement. The $0.10 per hour which was contributed to the Supplemental Unemployment Benefit Plan will be contributed to the Post Retirement Benefit Plan for a total contribution to the Post Retirement Benefit Plan of $0.20 per hour worked.

Effective January 1, 2002, the Supplemental  Unemployment Benefit Plan, Appendix
(L) of this agreement shall be terminated. After all legal liabilities, such as outstanding benefit claims, administration fees, Revenue Canada implications etc. have been cleared the balance of the funds held in trust, for this Benefit Plan, shall be transferred to the Post Retirement Benefit Plan listed above.


In witness whereof the parties hereto have executed this agreement the 20 day of April, 2001.

Prudential Steel Ltd.                            United Steelworkers of America
/s/ R.C. Lee                                     /s/ D.C. Hawkins

                             LETTER OF UNDERSTANDING

                                     between

                              PRUDENTIAL STEEL LTD.

                                       and

                         UNITED STEELWORKERS OF AMERICA
                                   Local 7226


Re: Premium Threading Operators and Premium Threading Shift Leaders

As these Premium Threading Operator positions require extensive training in order to operate a CNC (Computer Numeric Controlled) lathe, it has been agreed between the Company and the Union, that the terms and conditions listed below, will apply to these positions. This is a temporary agreement that can be changed through mutual agreement between the Company and the Union.

BID AS A CRAFT JOB WITH MAINTENANCE DEPARTMENT SENIORITY

As there is outside training involved for these positions, we may find that we have work for Premium Threading during a period of time that these operators would otherwise be on lay-off. As there would be insufficient time to train other employees, the result would be both a loss of business for the company and a loss of work for employees. Therefore, these positions will be bid as Craft Jobs within the Maintenance Department and their Maintenance Department Seniority will determine their lay-off and recall rights to this craft job. The successful applicants will continue to hold their regular Plant Seniority status.

JOB CLASS 14, LINE OF PROGRESSION AND MINIMUM GRADE 10 MATH

The Premium Threading Operator will be a Job Class 14. The pre-requisite will be that the successful applicant must have held the Job Classification of Threading Machine Operator or Thread End Inspector. As the Premium Threading Operator must operate a CNC lathe, and extensively inspect the finished product, experience on these two jobs is a requirement.

The successful applicants must also have a minimum education of Grade 10 Math to qualify for entry in a one week course at S.A.I.T., which is part of the training for this job.

TRAINING

The training for this position will include:

A one week course at S.A.I.T. for their CNC Machine Tool Operator course. Successful applicants of the job posting are required to take and pass this course.

The manufacture of the threading equipment will instruct on the use of the actual equipment to be used. This will be done at Prudential.

Upon successfully completing the CNC Machine Tool Operator course, S.A.I.T. will issue Certificates to the graduates. The skills learned in this course should be transferrable to other employers, in the event of any lay-off from Prudential.

Signed this 20 Day of April, 2001 on behalf of:

PRUDENTIAL STEEL LTD.                             UNITED STEELWORKERS OF AMERICA
/s/ R.C. Lee                                      /s/ D.L. Hawkins

                              PRUDENTIAL STEEL LTD.

                            METRIC CONVERSION BOOKLET

                            METRIC CONVERSION FACTORS

                                   EQUIVALENT



TO CONVERT                                                   MULTIPLY BY

Pounds to kilograms                                           0.4536

Kilograms to pounds                                           2.2046


Inches to millimetres                                         25.4

Millimetres to inches                                         0.03937


Feet to metres                                                0.3048

Meters to feet                                                3.2808


Pounds per foot to kilograms per metre                        1.48816

Kilograms per metre to pounds per foot                        0.67197

The following formula is used to convert degrees Fahrenheit (F) to degrees Celsius (C) C = 5/9 (F -31)

                                CONVERSION TABLE

                             THOUSANDS TO FRACTIONS



        .0625........................................................1/16
        .125.........................................................1/8
        .1875........................................................3/16
        .250.........................................................1/4
        .3125........................................................5/16
        .375.........................................................3/8
        .4375........................................................7/16
        .500.........................................................1/2
        .5625........................................................9/16
        .625.........................................................5/8
        .6875........................................................11/16
        .750.........................................................3/4
        .8125........................................................13/16
        .875.........................................................7/8
        .9375........................................................15/16
         .1000........................................................1"

                                    LINE PIPE

                                     Grades

     Imperial                                                       Metric

     Grade B                                                         G241
      X42                                                            G290
      X46                                                            G317
      X52                                                            G359
      X56                                                            G386
      X60                                                            G414


                                LENGTH TOLERANCES


                      Specific lengths in entire shipment.


Nominal                                  Minimum
Length             Minimum               Average                    Maximum
m    ft           m       ft             m        ft               m        ft

 6   19.68'      3.00     9.84'          5.00   16.40'             8.00   26.25'
12   39.37'      4.00    13.12'         11.00   36.09'            16.00   52.49'
18   59.05'      4.00    13.12'         16.00   52.49'            20.00   65.62'
24   78.74'     15.00    49.21'         21.00   68.90'            26.00   85.30'

Special                 To be agreed upon by the purchaser and the manufacturer.


LINE PIPE

O.D.      Wall           Weight           O.D.              Wall         Weight
Inches    Inches         Lbs./Ft.         mm                 mm           kg/m

2.375     .083            2.02            60.3               2.1          3.00
          .109            2.67                               2.8          3.97
          .125            3.03                               3.2          4.51
          .154            3.64                               3.9          5.42
          .188            4.41                               4.8          6.57
          .218            4.99                               5.5          7.43

3.500     .083            3.02            88.9               2.1          4.50
          .109            3.99                               2.8          5.95
          .125            4.54                               3.2          6.76
          .156            5.62                               4.0          8.37
          .188            6.69                               4.8          9.95
          .216            7.60                               5.5         11.31
          .250            8.75                               6.4         13.02
          .281            9.62                               7.1         14.32
          .300           10.24                               7.6         15.24

4.500     .083            3.90            114.3              2.1          5.81
          .109            5.17                               2.8          7.70
          .125            5.89                               3.2          8.77
          .156            7.31                               4.0         10.88
          .188            8.71                               4.8         12.96
          .203            9.40                               5.2         13.99
          .219           10.09                               5.6         15.01
          .237           10.76                               6.0         16.02
          .250           11.44                               6.4         17.03
          .281           12.61                               7.1         18.77
          .312           13.93                               7.9         20.73
          .337            5.06                               8.6         22.41

5.562     .156            9.10            141.3              4.0         13.54
          .188           10.86                               4.8         16.16

6.625     .109            7.68            168.3              2.8          11.43
          .125            8.76                               3.2          13.03
          .156           10.89                               4.0          16.21
          .188           13.00                               4.8          19.35
          .203           14.05                               5.2          20.91
          .219           15.10                               5.6          22.47
          .250           17.17                               6.4          25.55
          .280           18.97                               7.1          28.22
          .312           21.00                               7.9          31.25

LINE PIPE

 O.D.    Wall         Weight           O.D.              Wall            Weight
Inches   Inches       Lbs./Ft.          mm                mm              kg/m

 6.625   .344          23.01           168.3              8.7             34.24
         .375          25.00                              9.5             37.20
         .432          28.67                             11.0             42.67
         .500          32.75                             12.7             48.73

 8.625  .125           11.45            219.1              3.2             17.04
        .156           14.26                               4.0             21.22
        .188           17.05                               4.8             25.37
        .203           18.43                               5.2             27.43
        .219           19.81                               5.6             29.48
        .250           22.56                               6.4             33.57
        .277           24.60                               7.0             36.61
        .312           27.64                               7.9             41.14
        .322           28.66                               8.2             42.65
        .344           30.33                               8.7             45.14
        .375           32.99                               9.5             49.10
        .438           38.26                              11.1             56.94
        .500           43.44                              12.7             64.64

10.750  .188           21.34            273.1              4.8             31.76
        .203           23.08                               5.2             34.35
        .219           24.82                               5.6             36.94
        .250           28.28                               6.4             42.09
        .279           31.29                               7.0             46.57
        .307           34.29                               7.8             51.03
        .344           38.11                               8.7             56.72
        .365           40.65                               9.3             60.50
        .438           48.19                              11.1             71.72
        .500           54.80                              12.7             81.55

12.750  .203           27.46            323.9              5.2             40.87
        .219           29.54                               5.6             43.96
        .250           33.67                               6.4             50.11
        .279           37.27                               7.1             55.47
        .312           41.37                               7.9             61.56
        .331           43.91                               8.4             65.35
        .344           45.44                               8.7             67.62
        .375           49.49                               9.5             73.65
        .500           65.48                              12.7             97.46


                        OIL COUNTRY TUBULAR GOODS (OCTG)

                                     GRADES

                           H40                       H276
                           J55                       J379

                                     LENGTHS

                           Range 1 16-25 ft.  4.88  -  7.62 m
                           Range 2 25-34 ft.  7.63  - 10.36 m
                           Range 3 34-48 ft. 10.37  - 14.63 m


                For Inspection purposes Document (9) supersedes.

OIL COUNTRY GOODS

           IMPERIAL                                           METRIC

 O.D.       W/T         Weight            O.D.          W/T              Weight
Inches     Inches     Lbs./Lin.Ft.        mm             mm               kg/m

 2.375      .190         4.70            60.3             4.83              6.99

 2.875      .217         6.50            73.0             5.51              9.67

 3.500      .254         9.30            88.9             6.45             13.84

 4.500      .205         9.50           114.3             5.21             14.14
            .224        10.50                             5.69             15.63
            .250        11.60                             6.35             17.26

 5.500      .244        14.00           139.7             6.20             20.83
            .275        15.50                             6.99             23.07
            .304        17.00                             7.72             25.30

 7.000      .231        17.00           177.8             5.87             25.30
            .272        20.00                             6.91             29.76
            .317        23.00                             8.05             34.27
            .362        26.00                             9.19             38.69

 8.625      .264        24.00           219.1             6.71             35.72
            .304        28.00                             7.72             41.67
            .352        32.00                             8.94             47.62

 9.625      .312        32.30           244.5             7.92             48.11
            .352        36.00                             8.94             53.62

10.750      .279        32.75           273.0             7.09             48.74


                       HOLLOW STRUCTURAL SECTIONS (H.S.S.)

                                     GRADES

                       IMPERIAL                  METRIC

                         42W                    300W
                        50W                    350W

                         Waterwell Casing - ASTM A589-B
                          Pipe and Piling - ASTM A252-3


                                STANDARD LENGTHS

                      20 ft.                    6.10 m
                      24 ft.                    7.32 m
                      32 ft.                    9.75 m
                      40 ft.                   12.19 m
                      48 ft.                   14.63 m
                      60 ft.                   18.29 m
                      66 ft.                   20.12 m

               For Inspection purposes Document (104) supersedes.


SQUARES

        IMPERIAL                                           METRIC

 Size        W/T         Weight           Size         W/T              Weight
Inches       Inches       Lbs./Lin.Ft.      mm x mm           mm          kg/m

1.0 x 1.0    .100         1.14           25.4 x 25.4   2.54       1.69
             .125         1.35                         3.18       2.01

1-1/4x1-1/4  .100         1.48           31.1 x 31.8   2.54       2.20
             .125         1.78                         3.18       2.65

1-1/2x1-1/2  .100         1.82           38.1 x 38.1   2.54       2.71
             .125         2.21                         3.18       3.28
             .188         3.05                         4.78       4.54

2.0 x 2.0    .100         2.48           50.8 x 50.8   2.54       3.70
             .125         3.06                         3.18       4.55
             .188         4.33                         4.78       6.45
             .250         5.41                         6.35       8.05

2.5 x 2.5    .125         3.91           63.5 x 63.5   3.18       5.82
             .188         5.61                         4.78       8.35
             .250         7.11                         6.35      10.60

3.0 x 3.0    .125         4.74           76.2 x 76.2   3.18       7.10
             .188         6.89                         4.78      10.30
             .250         8.81                         6.35      13.10
             .375        11.74                         9.53      17.50

3.5 x 3.5    .188         8.17           88.9 x 88.9   4.78      12.2
             .250        10.50                         6.35      15.60
             .375        14.70                         9.53      21.90

4.0 x 4.0    .125         6.44           101.6 x 101.6 3.18       9.60
             .188         9.45                         4.78      14.10
             .250         12.20                        6.35      18.20
             .313         14.80                        7.95      22.10
             .375         17.30                        9.53      25.70
             .500         20.88                       12.70      31.10

5.0 x 5.0    .188         12.00           127.0 x 127.0 4.78     17.90
             .250         15.60                         6.35     23.20
             .313         19.10                         7.95     28.40
             .375         22.40                         9.53     33.30
             .500         28.41                        12.70     42.30


SQUARES

        IMPERIAL                                           METRIC
 Size        W/T          Weight              Size         W/T            Weight
Inches       Inches      Lbs./Lin.Ft.               mm x mm       mm        kg/m

6.0 x 6.0    .188          14.60           152.4 x 152.4   4.78        21.70
             .250          19.00                           6.35        28.30
             .313          23.40                           7.95        34.80
             .375          27.50                           9.53        40.90
             .500          35.20                          12.70        52.40

7.0 x 7.0    .188          17.10           177.8 x 177.8   4.78        25.50
             .250          22.40                           6.35        33.40
             .313          27.60                           7.95        41.10
             .375          32.60                           9.53        48.50
             .438          37.50                          11.13        55.70
             .500          42.00                          12.70        62.60

8.0 x 8.0    .188          19.00           203.2 x 203.2  4.78         29.30
             .250          25.80                          6.35         38.40
             .313          31.90                          7.95         47.50
             .344          34.80                          8.74         51.90
             .375          37.70                          9.53         56.10
             .500          48.90                         12.70         72.70

10 x 10      .250          32.60           254.0 x 254.0  6.35         48.60
             .375          47.90                          9.53         71.30
             .500          62.50                          2.70         93.00

12 x 12      .250          39.40           304.8 x 304.8  6.35         58.70
             .375          58.10                          9.53         86.50
             .500          76.10                         12.70        113.00


RECTANGLES

           IMPERIAL                                           METRIC
 Size              W/T      Weight           Size         W/T             Weight
Inches            Inches   Lbs./Lin.Ft.           mm x mm        mm         kg/m

2.0 X 1.0         .100      1.82            50.8 x 25.4    2.54       2.71
                  .125      2.21                           3.18       3.28

3.0 X 2.0         .125      3.91            76.2 X 50.8    3.18       5.82
                  .188      5.61                           4.78       8.35
                  .250      7.11                           6.35      10.60

4.0 X 2.0         .125      4.76           101.6 X 50.8    3.18       7.10
                  .188      6.89                           4.78      10.30
                  .250      8.81                           6.35      13.10
                  .313     10.60                           7.95      15.80
                  .375     11.74                           9.53      17.50

4.0 x 3.0         .125      5.60           101.6 x 76.2    3.18       8.30
                  .188      8.20                           4.78      12.20
                  .250     10.50                           6.35      15.60
                  .313     12.70                           7.95      18.90
                  .375     14.70                           9.53      21.90

5.0 x 2.0         .125      5.60           127.0 x 50.8    3.18       8.30
                  .188      8.20                           4.78      12.20
                  .250     10.50                           6.35      15.60

5.0 x 3.0         .125      6.45           127.0 x 76.2    3.18       9.60
                  .188      9.45                           4.78      14.10
                  .250     12.20                           6.35       8.20
                  .313     14.80                           7.95      22.10
                  .375     17.30                           9.53      25.70
                  .500     20.90                          12.70      31.10

6.0 x 2.0         .125      6.45           152.4 x 50.8    3.18       9.60
                  .188      9.30                           4.78       13.90
                  .250     12.00                           6.35       17.90
                  .313     14.50                           7.95       21.60
                  .375     16.80                           9.53       25.10

6.0 x 3.0         .188     10.70           152.4 x 76.2    4.78       16.00
                  .250     13.90                           6.35       20.70
                  .313     17.00                           7.95       25.30
                  .375     19.80                           9.53       29.50


RECTANGLES

             MPERIAL                                     METRIC
 Size              W/T       Weight           Size         W/T           Weight
Inches            Inches    Lbs./Lin.Ft.               mm x mm   mm        kg/m

6.0 x 4.0         .125        8.20       152.4 x 101.6    3.18        12.20
                  .188       12.00                        4.78        17.90
                  .250       15.60                        6.35        23.20
                  .313       19.10                        7.95        28.40
                  .375       22.40                        9.53        33.30
                  .500       28.40                       12.70        42.30

7.0 x 5.0         .188       14.60       177.8 x 127.0    4.78        21.70
                  .250       19.00                        6.35        28.30
                  .313       23.40                        7.95        34.80
                  .375       27.50                        9.53        40.90
                  .500       35.20                       12.70        52.40

8.0 x 4.0         .188       14.60       203.2 x 101.6    4.78        21.70
                  .250       19.00                        6.35        28.30
                  .313       23.40                        7.95        34.80
                  .375       27.50                        9.53        40.90
                  .500       35.20                        12.70       52.40

8.0 x 6.0         .188       17.10       203.2 x 152.4     4.78       25.50
                  .250       22.40                         6.35       33.40
                  .313       27.60                         7.95       41.10
                  .375       32.60                         9.53       48.50
                  .500       42.20                        12.70       62.60

9.0 x 7.0         .250       25.80       228.6 x 177.7     6.35       38.40

10.0 x 6.0        .250       25.80       254.0 x 152.4     6.35       38.40
                  .313       31.90                         7.95       47.50
                  .375       37.70                         9.53       56.10
                  .438       43.40                        11.13       64.60
                  .500       48.90                        12.70       72.70

12.0 x 8.0        .250       32.60       304.8 x 203.2     6.35       48.60
                  .375       47.90                         9.53       71.30
                  .500       62.50                        12.70       93.00